AMENDMENT TO STOCK PURCHASE AGREEMENT
AND CLOSING STATEMENT

THIS AMENDMENT TO STOCK PURCHASE AGREEEMNT (the "Amendment") is made and entered into as of February 11, 2005, by and among IFT CORPORATION, a Delaware corporation (the "Purchaser"), LAPOLLA INDUSTRIES, INC., an Arizona corporation (the "Company"), and BILLI JO HAGAN, AS TRUSTEE OF THE BILLI JO HAGAN TRUST, DATED OCTOBER 6, 2003 (the "Shareholder").

RECITALS

A.  Purchaser, the Company and Shareholder entered into a Stock Purchase Agreement, dated January 25, 2005 (the "Agreement").

B.  Section 13.6 of the Agreement requires the written consent of each party to amend the Agreement.

C.  Purchaser, the Company and Shareholder desire to amend the Agreement subject to and in accordance with the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, mutual agreements, covenants and promises set forth in this Amendment and the Agreement and other good and valuable consideration, the receipt, sufficiency and validity of which is hereby acknowledged, Purchaser, the Company and Shareholder hereby agree as follows:

1.  Closing Date. Section 2.1 of the Agreement is amended to provide that the Closing shall occur at the offices of Bade & Baskin, PLC, at 2:00 p.m. on February 11, 2005.

2.  SEP Contribution. The Company's tax return for the fiscal year ended October 31, 2004 reflects a SEP contribution of $131,724.32 (the "SEP Contribution"). The Company has not yet funded such contribution. Notwithstanding any provision of the Agreement to the contrary or any representations or warranties by the Company or Shareholder, Purchaser agrees to fund the SEP Contribution for the Company after the Closing.

3.	Related Transactions. Section 2.2 of the Agreements is amended as follows:
In addition to the purchase and sale of the Shares, the following transactions shall take place at or as soon after Closing as possible:

(a)  Shareholder or Shareholder's nominee ("Landlord") and the Company shall each execute and deliver to each other a Lease Agreement (the "Lease") to be dated as of the Closing Date in substantially the form of Exhibit A hereto; and

(b)  The Company will transfer to Shareholder the assets set forth on Schedule 2.2(b) attached hereto (the "Retained Assets"). All current and long term liabilities of the Company with respect to the 2005 Volvo have been satisfied. All current and long term liabilities of the Company to Bank One (the Bank One Note") reflected on the Company's balance sheet with respect to the land, building and improvement (the "Property") will be satisfied by the Company's distribution of the Property to Shareholder or Shareholder's nominee in satisfaction of the note payable to B.J. Burns/Hagan reflected on the Company's balance sheet, as adjusted pursuant to Section 2.2(c) hereof (the "Hagan Loan Amount"), and Shareholder's subsequent refinancing of the Property.

(c)  The remainder of the note payable to the officer reflected on the Company's balance sheet (the "Remaining Officer Loan Amount") will be satisfied by Shareholder by adding the Remaining Officer Loan Amount to the note payable to B.J. Burns/Hagan (i.e., a transaction deemed to consist of Shareholder's loan of the Remaining Officer Loan Amount to the Company and the Company's repayment of the Remaining Officer Loan Amount to the officer). The Hagan Loan Amount shall be satisfied by the Company's distribution of the Property to Shareholder or Shareholder's nominee.

(d)  The necessary paperwork to effectuate the transactions set forth in Sections 2.2(b) and 2.2(c) hereof is estimated to be completed in approximately two weeks. Following Closing, Purchaser and the Company agree to execute and deliver, at the request of Shareholder and without further consideration, such additional instruments of conveyance and transfer, and to take such other action as Shareholder may reasonably require to convey, assign, transfer and deliver the 2005 Volvo and the Property to Shareholder or Shareholder's nominee and carry out the other transactions contemplated hereunder.

4.  Closing Statement. As required by Section 1.2(d) of the Agreement, Shareholder hereby delivers to Purchaser the Closing Statement:

(a)	Base Balance Sheet Receivables: $1,384,326.35
(b)	Base Balance Sheet Payables: $832,516.58
(c)	Base Balance Sheet Receivables/Payables Difference: $551,809.77
(d)	Closing Date Receivables: $1,570,986.52 (2/11/05 A/R Summary attached)
(e)	Closing Date Payables: $805,417.81 (2/11/05 A/P Summary attached)
(f)	Closing Date Receivables/Payable Difference: $765,568.71
(g)	Receivables/Payables Adjustment: $213,758.94

5.  UCC-1 Filings; Capital Indemnity. Purchaser acknowledges that the Company is the debtor under certain UCC-1 filings, copies of which have been previously furnished to Purchaser and which are attached hereto as Schedule 5(a) (the "UCC-1 Filings"). Purchaser agrees, notwithstanding any provision of the Agreement to contrary or any representations or warranties by the Company or Shareholder, that the Company shall be solely responsible for the obligations reflected in the UCC-1 Filings. Purchaser acknowledges that the Company is a party to a General Indemnity Agreement by and among ABC Roofing Company, Inc., LaPolla Industries, Inc., Daniel Schroff, Charles D. Selle, Betty Selle, and Capital Indemnity Corporation, a copy of which has been previously furnished to Purchaser and which is attached hereto as Schedule 5(b) (the "Indemnity Agreement"). Purchaser agrees, notwithstanding any provision of the Agreement to contrary or any representations or warranties by the Company or Shareholder, that the Company shall be solely responsible for the obligations reflected in the Indemnity Agreement.

6.  Agreement. Except as modified by this Amendment, the remaining terms and provisions of the Agreement are hereby ratified and shall continue in full force and effect.

IN WITNESS WHEREOF, Purchaser, the Company and Shareholder have executed this Amendment as of the day first written above.

THE COMPANY:		PURCHASER:

LAPOLLA INDUSTRIES, INC., an Arizona corporation		IFT CORPORATION, a Delaware corporation

By:	/s/ Billi Jo Hagan	By:	/s/ Michael T. Adams, CEO
Name:	Billi Jo Hagan	Name:	Michael T. Adams
Title:	President	Title:	Chief Executive Officer

SHAREHOLDER:

BILLI JO HAGAN TRUST, DATED OCTOBER 6, 2003

By:	/s/ Billi Jo Hagan
Name:	Billi Jo Hagan
Title:	Trustee

LaPolla Industries Inc.
A/R Aging Summary
As of February 11, 2005

(The information in this A/R Aging Summary has been omitted pursuant to a request for Confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A copy of this A/R Aging Summary intact has been filed separately with the Securities and Exchange Commission.)

(The Total A/R that is reflected in this A/R Summary is included above in Section 4(d) of this Amendment)

LaPolla Industries Inc.
A/P Aging Summary
As of February 11, 2005

(The information in this A/P Aging Summary has been omitted pursuant to a request for Confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A copy of this A/P Aging Summary intact has been filed separately with the Securities and Exchange Commission.)

(The Total A/P that is reflected in this A/P Summary is included above in Section 4(e) of this Amendment)

EXHIBIT A
Lease

LEASE AGREEMENT

by and between

WASHINGTON PROPERTIES, LLC,
an Arizona limited liability company
("Landlord")

and

LAPOLLA INDUSTRIES, INC.,
an Arizona corporation
("Tenant")

for

1801 West Fourth Street, Tempe, Arizona 85281
("Premises")

INDUSTRIAL BUILDING LEASE

This Lease Agreement is entered into as of February 11, 2005, by and between Washington Properties, LLC, an Arizona limited liability company, having an office at 2301 East Mallard Court, Gilbert, Arizona 85234, referred to in this Lease as "Landlord", and LaPolla Industries, Inc., an Arizona corporation, having an office at 1801 West 4th Street, Tempe, Arizona 85281, referred to in this Lease as "Tenant."

1.  Leased Premises. Landlord leases to Tenant and Tenant lease from Landlord, in accordance with the provisions of this Lease, the land, together with the building and improvements thereon, located at 1801 West 4th Street, Tempe, Arizona 85281, consisting of approximately 26,042 square feet of land, a 10,700 square foot building and the improvements associated with the foregoing (the "Premises").

2.  Term. The term of this Lease shall commence on February 12, 2005 (the "Commencement Date") and end on August 31, 2005; provided, however that such term may be extended by exercise of the option(s) to renew as set forth in Exhibit A.

3.  Tenant's Use of the Premises.

(a)  Use by Tenant and Certificate of Occupancy. Tenant shall use and occupy the Premises only for the manufacturing and sale of coatings to the waterproofing, corrosion, roofing and construction industries. In the event required, Tenant shall, at Tenant's own expense, apply for and obtain a Certificate of Occupancy with respect to the Premises, based upon the use set forth above, from the appropriate authority, prior to the commencement date of the Lease.

(b)  Prohibited Use. Tenant shall not occupy nor use all or any part of the Premises nor permit or suffer the Premises to be occupied or used for any purpose other than as provided for in this Lease, nor for any unlawful or disreputable purpose, nor for any extra hazardous purpose.

4.  Rent, Additional Rent and Other Sums to be Paid by Tenant.

(a)  Rent. During the Lease term, Tenant shall pay Landlord rent in consecutive monthly installments of Seven Thousand One Hundred Thirty-Three and 33/100 Dollars ($7,133.33) each, on the first day of each month, in advance, with the exception that the first full monthly installment of rent shall be paid upon execution and delivery of this Lease, the receipt of which is acknowledged by Landlord, subject to collection. If the Commencement Date falls on a day of the month other than the first day of such month, then the rental for the first fractional month shall be prorated on the basis of a thirty (30) day month, which shall be paid upon execution and delivery of this Lease. All other payments required to be made under the terms of this Lease which require proration on a time basis shall be prorated on the same basis.

(b)  Additional Rent Based Upon Assessments for Public Improvements. As additional rent, upon demand, Tenant shall pay Landlord all assessments for public improvements assessed and levied against the Premises. If any assessment for public improvements shall be payable in installments, Landlord shall pay such assessment in the maximum number of installments permitted by law, and Tenant's obligation to pay additional rent shall be limited to each installment or pro rated share thereof due and payable during the lease term.

(c)  Additional Rent Based Upon Other Sums. Tenant shall pay Landlord, as additional rent, all other sums of money on Tenant's part to be paid pursuant to the terms, covenants and conditions of this Lease.

(d)  Additional Rent Based Upon Reimbursement to Landlord. If Tenant shall fail to comply with or to perform any of the terms, conditions and covenants of this Lease, Landlord may (but with no obligation to do so) carry out and perform such terms, conditions and covenants, at the expense of Tenant, which expense shall be payable by Tenant, as additional rent, upon the demand of Landlord, together with interest at the prime rate plus two (2%) percent (the "Prime Rate"), which interest shall accrue from the date of Landlord's demand.

(e)  Additional Rent Based Upon Late Payment. If Tenant defaults, for more than five (5) days in the payment of any installment of rent, additional rent or any of the sums required of Tenant under the Lease, or if Tenant, within five (5) days after demand from Landlord, fails to reimburse Landlord for any expenses incurred by Landlord pursuant to the Lease, together with interest, then Tenant shall pay Landlord, as additional rent, a late charge of five (5%) percent of the rent or expense.

(f)  Additional Rent Based Upon Landlord's Legal Expenses in Enforcing Lease. As additional rent, Tenant shall pay Landlord, all reasonable attorneys' fees that may be incurred by Landlord in enforcing Tenant's obligations under this Lease; provided, however, that in the event Landlord commences a suit against Tenant to enforce Tenant's obligations under this Lease, and such suit is tried to conclusion and judgment is entered in favor of Tenant, then in that event Tenant shall not be under any obligation to pay Landlord the attorneys' fees that Landlord may have incurred.

(g)  Additional Rent Based Upon Taxes Based on Rent. If at any time during the term of this Lease a tax or charge shall be imposed by the state of Arizona, Maricopa County or the city of Tempe, which tax or charge shall be based upon the rent due or paid by Tenant to Landlord, then Tenant shall pay Landlord, as additional rent, such tax or charge. The foregoing shall not require payment by Tenant of any income taxes assessed against Landlord or of any capital levy, franchise, estate, succession, inheritance or transfer tax due from Landlord. The current county and city transaction privilege tax on commercial rental income is 2.3%.

(h)  Net Lease, No Setoff and Application.

(i)  Net Lease. It is the intention of the parties that this Lease is a "triple net lease" and Landlord shall receive the rent, additional rent and other sums required of Tenant under the Lease, undiminished from all costs, expenses and obligations of every kind relating to the Premises, which shall arise or become due during the Lease term, all of which shall be paid by Tenant.

(ii)  No Setoff. Tenant shall pay Landlord all rent, additional rent, Real Estate Taxes, and other sums required of Tenant under the Lease, without abatement, deduction or setoff, and irrespective of any claim Tenant may have against Landlord; and this covenant shall be deemed independent of any other terms, conditions or covenants of this Lease.

(iii)  Application. No payment by Tenant or receipt by Landlord of an amount less than the full rent, additional rent, Real Estate Taxes, or other sums required of Tenant under the Lease, shall be deemed anything other than a payment on account of the earliest rent, additional rent, Real Estate Taxes, or other sum due from Tenant under the Lease. No endorsements or statements on any check or any letter accompanying any check or payment of rent, additional rent, Real Estate Taxes, or other sum due from Tenant under the Lease, shall be deemed an accord and satisfaction of Landlord. Landlord may accept any check for payment from Tenant without prejudice to Landlord's right to recover the balance of rent, additional rent, Real Estate Taxes, or other sum due from Tenant under the Lease, or to pursue any other right or remedy provided under this Lease or by Requirements.

(i)  Place of Payment of Rent. The rent, additional rent, Real Estate Taxes, and other sums required of Tenant under this Lease, shall be paid by Tenant to Landlord at 2301 East Mallard Court, Gilbert, Arizona 85234 or to such other place as Landlord may notify Tenant.

5.  Real Estate Taxes. Tenant shall pay Landlord the annual real estate taxes and assessments ("Real Estate Taxes") assessed and levied against the Premises, on the first (1st) day of each month, in advance, in a sum equal to 1/12th of the annual real estate taxes and assessments due and payable for the then calendar year. If at a time a payment is required the amount of the Real Estate Taxes for the then calendar year shall not be known, Tenant shall pay Landlord 1/12th of the Real Estate Taxes for the preceding calendar year; and upon ascertaining the Real Estate Taxes for the current calendar year, Tenant shall pay Landlord any difference upon demand, or if Tenant shall be entitled to a credit, Landlord shall credit the excess against the next monthly installment(s) of Real Estate Taxes falling due. Real Estate Taxes payable for the first and last years of the lease term shall be adjusted and pro rated, so that Landlord shall be responsible for Landlord's pro rated share for the period prior to and subsequent to the lease term and Tenant shall pay Landlord its pro rated share for the lease term. Provided this Lease is not previously cancelled or terminated, and there shall be no Event of Default, or an event that with the giving of notice or the lapse of time, or both, would constitute an Event of Default, then Tenant shall have the right to contest the amount or validity of any Real Estate Taxes assessed and levied against the Premises, or to seek a reduction in the valuation of the building on the Premises assessed for real estate tax purposes, by appropriate proceedings diligently conducted in good faith (the "Tax Appeal"), but only after payment of such taxes and assessments. Except as set forth below, Landlord shall not be required to join in any Tax Appeal. If required by law, Landlord shall, upon written request of Tenant, join in the Tax Appeal or permit the Tax Appeal to be brought in Landlord's name, and Landlord shall reasonably cooperate with Tenant, at the cost and expense of Tenant. Tenant shall pay any increase that may result in Real Estate Taxes as a consequence of the Tax Appeal, which payment obligations shall survive the expiration or earlier termination of this Lease. Landlord estimates that Real Estate Taxes for the 2005 calendar year will be Fifteen Thousand One Hundred and 00/100 Dollars ($15,100.00).

6.  Condition, Repair, Replacement and Maintenance of the Premises.

(a)  Condition of the Premises. Tenant acknowledges examining the Premises prior to the commencement of the Lease term, that Tenant is fully familiar with the condition of the Premises and that Tenant accepts the Premises "As-Is." Tenant enters into the Lease without any representations or warranties on the part of Landlord, express or implied, as to the condition of the Premises, including, but not limited to, the cost of operations and the condition of its fixtures, improvements and systems.

(b)  Tenant's Obligations.

(i)  Tenant's Maintenance. Tenant shall, at Tenant's own expense, maintain, keep in good condition, repair and make replacements, foreseen and unforeseen, ordinary and extraordinary, structural and non-structural, to the exterior of the building on the Premises (including, but not limited to, the roof, roof system, windows and doors) and interior of the building on the Premises (including, but not limited to, the plumbing system, the sprinkler system, if any, the heating system, the air conditioning system, if any, the electric system and any other system of the building on the Premises), and the driveways, parking areas, shrubbery and lawn, on the Premises, and at the expiration or other sooner termination of the Lease term, deliver them up in good order and condition and broom clean.

(ii)  Damage Caused by Tenant. Notwithstanding any contrary provisions set forth in this Lease, any damage to the Premises, including, but not limited to, the building or its systems, or the improvements, caused by Tenant or a "Tenant Representative" (as defined below), shall be promptly repaired or replaced to its former condition by Tenant, as required by Landlord, at Tenant's own expense. The term "Tenant Representative" shall mean any shareholder, officer, director, member, partner, employee, agent, licensee, assignee, sublessee or invitee of Tenant, or any third party other than Landlord.

(iii)  Tenant to Keep Premises Clean. In addition to the foregoing, and not in limitation of it, Tenant shall also, at Tenant's own expense, undertake all replacement of all plate glass and light bulbs, florescent tubes and ballasts, and decorating, redecorating and cleaning of the interior of the Premises, and shall keep and maintain the Premises in a clean condition, free from debris, trash and refuse.

(iv)  Tenant's Negative Covenants. Tenant shall not injure, deface, permit waste nor otherwise harm any part of the Premises, permit any nuisance at the Premises, permit the emission of any objectionable noise or odor from the Premises, place a load on the floor on the Premises exceeding the floor load per square foot the floor was designed to carry, or install, operate or maintain any electrical equipment in the Premises that shall not bear an underwriters approval.

(v)  Maintenance/Service Contract. Tenant shall, at Tenant's own expense, enter into a maintenance/service contract with a maintenance contractor, which shall provide for regularly scheduled servicing of all hot water, heating, ventilation and air conditioning systems and equipment in the Premises. The maintenance contractor and the maintenance/service contract shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld. The maintenance/service contract shall include, without limitation, all servicing suggested by the manufacturer, within the operations/maintenance manual pertaining to such system and/or equipment, and shall be effective (and a copy thereof delivered to Landlord) no later than thirty (30) days after the commencement date of this Lease.

7.  Insurance.

(a)  Insurance Coverage. Tenant shall, during the lease term, at Tenant's own expense, obtain and keep in force, the following insurance:

(i)  Fire Insurance. An All-Risk Insurance policy covering the Premises and all improvements located therein in an amount of one hundred (100%) percent of the replacement value of the building and all improvements on the Premises other than foundations, and with such deductible as Landlord considers appropriate in Landlord's sole discretion. This insurance shall (A) name only Landlord and Landlord's mortgagees, if any, as their respective interests may appear; (B) provide that no act of Tenant shall impede the right of Landlord or Landlord's mortgagees, if any, to receive and collect the insurance proceeds; and (C) provide that the right of Landlord and Landlord's mortgagees, if any, to the insurance proceeds shall not be diminished because of any insurance carried by Tenant for Tenant's own account. Tenant acknowledges that it has no right to receive any proceeds from such insurance policy. Landlord shall not have to carry insurance of any kind on the Premises or on Tenant's furniture or furnishings, or on any of Tenant's fixtures, equipment, improvements, or appurtenances under this Lease; and Landlord shall not be obligated to repair any damage thereto or replace the same.

(ii)  Sprinkler Insurance. If sprinklers are installed in the Premises, Tenant shall obtain sprinkler leakage insurance in an amount equal to at least ten percent (10%) of the amount of insurance required to be carried by Tenant pursuant to subparagraph (i) above. This insurance may be included as a part of the All-Risk Insurance policy. This insurance shall (A) name only Landlord and Landlord's mortgagees, if any, as their respective interests may appear; (B) provide that no act of Tenant shall impede the right of Landlord or Landlord's mortgagees, if any, to receive and collect the insurance proceeds; and (C) provide that the right of Landlord and Landlord's mortgagees, if any, to the insurance proceeds shall not be diminished because of any insurance carried by Tenant for Tenant's own account.

(iii)  Liability Insurance. Comprehensive general liability insurance coverage (either primary and/or umbrella policies), which shall include personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, contractual liability and products and completed operations liability, in limits not less than One Million Dollars ($1,000,000.00) inclusive. This insurance shall insure Landlord and "Landlord's Indemnitees" (as defined below) and Tenant, and such other parties as Landlord may designate, naming each as the insured. Notwithstanding any contrary provisions contained in this paragraph, if any liability insurance policy excludes coverage of any claim made by one insured against another, or any action or suit filed by one insured against another, then Tenant shall deliver to Landlord a separate liability insurance policy, which insures only Landlord and Landlord's Indemnitees and such other parties as Landlord may designate, in accordance with the provisions of this paragraph, and a certificate of insurance evidencing a separate liability insurance policy insuring Tenant in accordance with the provisions of this paragraph. The term "Landlord's Indemnitees" shall mean Landlord's affiliates, mortgagees, if any, and their respective officers, shareholders, directors, managers, members, employees, agents and representatives, as well as the officers, shareholders, directors, managers, members, employees, agents and representatives of Landlord.

(iv)  Worker's Compensation and Employer's Liability Insurance. Worker's Compensation and Employer's Liability insurance, in a form and in an amount as required to comply with state law and which shall contain a waiver of subrogation against Landlord.

(v)  Additional Insurance. Any other form or forms of insurance as Landlord or Landlord's mortgagees may reasonably require from time to time, in form and amounts, and for insurance risks against which a prudent tenant of a comparable size and in a comparable business would protect itself.

(b)  Insurance Requirements Generally. All policies shall be taken out with insurers that are acceptable to Landlord and in form satisfactory to Landlord. Tenant agrees that certificates of insurance, or, if required by Landlord or the mortgagees of Landlord, certified copies of each such insurance policy, will be delivered to Landlord as soon as practicable after the placing of the required insurance. Tenant shall, contemporaneously with the execution of this Lease, provide Landlord with a certificate of insurance as written evidence of the insurance in force, and renewals thereof shall be delivered to Landlord at least thirty (30) days prior to the expiration of the respective policy terms. All policies shall contain an undertaking by the insurers to notify Landlord and the mortgagees of Landlord in writing not less than thirty (30) days before any material change, reduction in coverage, cancellation, or other termination thereof.

(c)  Waiver of Subrogation. To the extent that the parties may legally so agree, neither Landlord nor Tenant shall be liable by way of subrogation or otherwise to the other party, or to any insurance company insuring the other party for any loss or damage to any of the property of Landlord or Tenant, as the case may be, which loss or damage is covered by any insurance policies carried by the parties and in force at the time of any such damage, even though such loss or damage might have been occasioned by the negligence of Landlord or Tenant, and the party hereto sustaining such loss or damage so protected by insurance waives its rights, if any, of recovery against the other party hereto to the extent and amount that such loss is covered by such insurance. This release shall be in effect only so long as the applicable insurance policies shall contain a clause or endorsement to the effect that the aforementioned waiver shall not affect the right of the insured to recover under such policies; Tenant shall use its best efforts (including payment of any additional premium) to have its insurance policies contain the standard waiver of subrogation clause. In the event Tenant's insurance carrier declines to include in such carrier's policy the standard waiver of subrogation clause, Tenant shall promptly notify Landlord in writing.

8.  Compliance with Laws and Insurance Requirements.

(a)  General Compliance with Laws and Requirements. Tenant shall, at Tenant's own expense, promptly comply with: (i) each and every federal, State of Arizona, county and municipal statute, ordinance, code, rule, regulation, order, directive or requirement, currently or hereafter existing, including, but not limited to, the Americans with Disabilities Act of 1990 and all environmental laws, together with all amending and successor federal, State of Arizona, county and municipal statutes, ordinances, codes, rules, regulations, orders, directives or requirements, and the common law, regardless of whether such laws are foreseen or unforeseen, ordinary or extraordinary, applicable to the Premises, Tenant, Tenant's use of or operations at the Premises, or all of them, (the "Requirements"); (ii) the requirements of any regulatory insurance body; or (iii) the requirements of any insurance carrier insuring the Premises; regardless of whether compliance (X) results from any condition, event or circumstance existing on or after the commencement of the Lease term; (Y) interferes with Tenant's use or enjoyment of the Premises; or (Z) requires structural or non-structural repairs or replacements. The failure to mention any specific statute, ordinance, rule, code, regulation, order, directive or requirement shall not be construed to mean that Tenant was not intended to comply with such statute, ordinance, rule, code, regulation, order, directive or requirement.

(b)  Environmental Law.

(i)  Transaction Triggered Environmental Law. Tenant shall, at Tenant's own expense, comply with any transaction triggered environmental law (including, without limitation, a law whose applicability is triggered upon sale of the Premises, a cessation of operations at the Premises, a corporate reorganization, or other commercial transaction), the regulations promulgated thereunder, and any amending and successor legislation and regulations now or hereafter existing in the state (the "Cleanup Law"). Tenant shall, at Tenant's own expense, make all submissions to, provide all information to and comply with all requirements of, the applicable state environmental protection or conservation agency enforcing the Cleanup Law. Tenant's obligations under this subparagraph shall arise if any action or omission by Landlord or Tenant triggers the applicability of the Cleanup Law.

(ii)  Information to Landlord. At no expense to Landlord, Tenant shall promptly provide all information and sign all documents requested by Landlord with respect to compliance with Requirements; however, this shall not in any way be deemed to impose upon Landlord any obligation to comply with any Requirements.

(iii)  Landlord Audit. Tenant shall permit Landlord and its representatives access to the Premises, from time to time, to conduct an environmental assessment, investigation and sampling of the Premises, at Tenant's expense.

(iv)  Tenant Audit. Landlord shall have the right, from time to time, during the Lease term, and upon the expiration or sooner termination of the Lease term, to require that Tenant hire, and in such event Tenant shall, at Tenant's own expense, hire an environmental consultant satisfactory to Landlord to undertake sampling at the Premises sufficient to determine whether "Contaminants" (as defined below) have been "Discharged" (as defined below) during the Lease term.

(v)  No Installation of Tanks. Tenant shall not install any underground or above ground storage tanks ("Tanks") at the Premises without the prior written consent of Landlord, and upon demand of Landlord, shall, prior to the expiration or sooner termination of the Lease term, remove, at Tenant's own expense, all Tanks installed at the Premises during the Lease term, and in so doing, Tenant shall comply with all closure requirements and other requirements of Requirements.

(vi)  Tenant Remediation. Should any assessment, investigation or sampling reveal the existence of any Contaminants in, on, under, or about, or migrating from or onto the Premises as a result of a Discharge during the Lease term, then, in addition to such event constituting an Event of Default under this Lease, and Landlord having all rights available to Landlord under this Lease and by law by reason of such Event of Default, Tenant shall, at Tenant's own expense, in accordance with all Requirements, undertake all action required by Landlord and any "Governmental Authority" (as defined below), including, but not limited to, promptly obtaining and delivering to Landlord an unconditional written determination by the applicable environmental protection or conservation agency that there are no Discharged Contaminants present at the Premises or at any other site to which a Discharge originating at the Premises migrated, or that any Discharged Contaminants present at the Premises or that have migrated from the Premises, have been remediated in accordance with all applicable requirements ("No Further Action Letter"). In no event shall any of Tenant's remedial action involve engineering or institutional controls, a groundwater classification exception area or well restriction area. Promptly upon completion of all required investigatory and remedial activities, Tenant shall, at Tenant's own expense, and to Landlord's satisfaction, restore the affected areas of the Premises from any damage or condition caused by the investigatory or remedial work.

(vii)  Hold-Over Tenancy. If prior to the expiration or earlier termination of the Lease term, Tenant fails to remediate all Contaminants pursuant to subparagraph (vi) above, and deliver to Landlord an unconditional No Further Action Letter (the "Environmental Clearance"); then upon the expiration or earlier termination of the Lease term, Landlord shall have the option either to consider the Lease as having ended or treat Tenant as a hold-over tenant in possession of the Premises. If Landlord considers the Lease as having ended, then Tenant shall nevertheless be obligated to promptly obtain and deliver to Landlord the Environmental Clearance, and otherwise fulfill all of the obligations of Tenant set forth in this paragraph 8. If Landlord treats Tenant as a hold-over tenant in possession of the Premises, then Tenant shall pay, monthly to Landlord, on the first day of each month, in advance, double the rent that Tenant would otherwise have paid under the Lease, until such time as Tenant delivers to Landlord the Environmental Clearance, and otherwise fulfills its obligations to Landlord under this paragraph 8, and during the hold-over period, all other terms of this Lease shall remain in full force and effect.

(viii)  Permits. Tenant shall not commence or alter any operations at the Premises prior to: (A) obtaining all permits, registrations, licenses, certificates and approvals from all Governmental Authorities required pursuant to any Requirements; and (B) delivering a copy of each permit, registration, license, certificate and approval to Landlord, together with a copy of the application upon which such permit, registration, license, certificate and approval is based.

(ix)  Environmental Documents. The term "Environmental Documents" shall mean all environmental documentation concerning the Premises, or its environs, in the possession or under the control of Tenant, including but not limited to, plans, reports, correspondence and submissions. During the term of this Lease, and subsequently, promptly upon receipt by Tenant or a Tenant Representative, Tenant shall deliver to Landlord all Environmental Documents concerning or generated by or on behalf of Tenant with respect to the Premises, whether during or after the Lease term, and whether currently or hereafter existing. In addition, Tenant shall promptly notify Landlord of any environmental condition of which Tenant has knowledge, which may exist in, on, under or about, or may be migrating from or onto the Premises.

(x)  Attendance at Meetings. Tenant shall notify Landlord in advance of all meetings scheduled between Tenant or Tenant's Representatives and any Governmental Authority pertaining to the Premises, and Landlord and Landlord's agents, representatives and employees, including, but not limited to, legal counsel and environmental consultants and engineers, shall have the right, without the obligation, to attend and participate in all such meetings.

(xi)  Landlord's Right to Perform Tenant's Obligations. Notwithstanding anything to the contrary set forth in this Lease, in the event, pursuant to this Lease, Tenant is required to undertake any sampling, assessment, investigation or remediation with respect to the Premises, then, at Landlord's discretion, Landlord shall have the right (but without any obligation to do so), upon notice to Tenant, from time to time, to perform such activities at Tenant's expense, and all sums incurred by Landlord shall be paid by Tenant, as additional rent, upon demand, together with interest at the Prime Rate, accruing from the date of Landlord's demand.

(xii)  Interpretation and Definitions.

(A)  Interpretation. The obligations imposed upon Tenant under this subparagraph (b) are in addition to and are not intended to limit, but to expand upon, the obligations imposed upon Tenant under subparagraph (a).

(B)  Contaminants. The term "Contaminants" shall include, without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sec.6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sec.9601 et seq.; the Water Pollution and Control Act, 33 U.S.C. Sec.1251 et seq.; analogous state laws; together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof, as well as words of similar purport or meaning referred to in any other federal, State of Arizona, county or municipal environmental statute, ordinance, code, rule, regulation, order, directive or requirement, including, without limitation, radon, asbestos, polychlorinated biphenyls, urea formaldehyde and petroleum products and petroleum based derivatives. Where a statute, ordinance, code, rule, regulation, order, directive or requirement defines any of these terms more broadly than another, the broader definition shall apply.

(C)  Discharge. The term "Discharge" shall mean the releasing, spilling, leaking, leaching, disposing, pumping, pouring, emitting, emptying or dumping of Contaminants at, into, onto or migrating from or onto the Premises, regardless of whether the result of an intentional or unintentional action or omission.

(D)  Governmental Authority/Governmental Authorities. The term "Governmental Authority" or "Governmental Authorities" shall mean the federal, State of Arizona, county or municipal government, or any department, agency, bureau or other similar type body obtaining authority therefrom, or created pursuant to any Requirements.

(c)  Survival. This paragraph 8 shall survive the expiration or earlier termination of this Lease. Without limiting any other remedy available to Landlord under this Lease or by Requirements, Tenant's failure to abide by the terms of this paragraph 8 shall be restrainable or enforceable, as the case may be, by injunction.

9.  Alterations, Additions and Improvements. No alterations, additions or improvements shall be made by Tenant to the building and improvements on the Premises, nor to any air conditioning system, heating system, plumbing system, electrical system, nor shall antennas or fixtures be installed in or on the building or improvements to the Premises, without the prior written consent of Landlord, which consent may be granted or withheld by Landlord, in Landlord's sole and absolute discretion. All alterations, additions or improvements and systems installed in or attached to the Premises by Tenant shall, at the option of Landlord, upon the expiration or earlier termination of the Lease, belong to and become the property of Landlord without any payment from Landlord and if such option is exercised, shall be surrendered by Tenant in good order and condition as part of the Premises upon the expiration or sooner termination of the Lease term. At Landlord's request, Tenant shall restore the Premises to the condition it was in prior to Tenant's occupancy, such restoration to be completed on or before the expiration of the Lease term, at Tenant's own expense. Tenant shall not use or penetrate the roof of the building on the Premises for any purpose whatsoever without the prior written consent of Landlord, which consent may be granted or withheld by Landlord, in Landlord's sole and absolute discretion. All alterations, additions or improvements consented to by Landlord shall be performed by Tenant in a good and workmanlike manner, in compliance with all Requirements.

10.  Fire and Other Casualty Affecting the Premises.

(a)  Notice of Casualty by Tenant. If the improvements situated upon the Premises shall be damaged or destroyed by any peril, including, but not limited to, fire, wind storm or other casualty (each such occurrence, a "Casualty"), at any time, whether covered by insurance to be provided by Tenant under this Lease, or not, Tenant shall give prompt notice thereof to Landlord and this Lease shall continue in full force and effect.

(b)  Restoration by Tenant. If at any time any Casualty occurs, Tenant shall proceed in good faith and with due diligence to restore, replace, rebuild and repair the improvements damaged or destroyed by such Casualty to substantially the same condition such improvements were in immediately prior to such damage or destruction, and Tenant's obligations to pay the rent, additional rent and other sums required of Tenant under the Lease shall not be abated or reduced, nor shall Tenant be entitled to surrender possession of the Premises by reason thereof. Notwithstanding anything to the contrary set forth in this Lease, the net insurance proceeds, if any, collected by Landlord from any insurance policy, and not otherwise payable to a mortgagee of Landlord, after deducting all costs of collection (including, but not limited to, the fees of any adjuster employed by Landlord with respect to the collection of any insurance proceeds), (the "Restoration Funds"), shall be available to be used by Tenant for the restoration of the Premises. If the Restoration Fund is Two Hundred Thousand ($200,000.00) Dollars or less, the whole thereof shall be paid to Tenant and deposited in trust in a segregated interest bearing account by Tenant, in a financial institution designated by Landlord. If the Restoration Fund is in excess of Two Hundred Thousand ($200,000.00) Dollars, the Restoration Fund shall continue to be held by Landlord, and provided Tenant complies with the provisions of this paragraph, the Restoration Fund shall be made available to Tenant, from time to time, in the manner and to the extent hereinafter provided, to pay for the costs of the restoration of the Premises; provided, however, that Landlord, before paying such monies over to Tenant, shall be entitled to reimburse itself from the Restoration Fund to the extent, if any, of the expenses paid or incurred by Landlord in the administration of the Restoration Fund and oversight of the restoration, including, without limitation, fees for consultants, counsel and engineers. Any funds left after the completion of and payment for all restoration of the Premises shall be retained by Landlord.

(i)  Requisitions for Payment. The Restoration Fund shall be paid to Tenant, from time to time, in installments as the restoration work progresses, upon requisitions to be submitted by Tenant to Landlord showing the cost of labor and materials incorporated in the restoration, or incorporated therein since the last previous requisition. If any vendors, mechanics, laborers, or materialman's lien is filed against the Premises, Tenant shall not be entitled to receive any further installment until such lien is satisfied or otherwise discharged.

(ii)  Amount of Payment. The amount of any installment to be paid to Tenant shall be such proportion of the total Restoration Fund received as the cost of labor and materials theretofore incorporated by Tenant in the restoration bears to the total estimated cost of the restoration by Tenant, less (A) all payments theretofore made to Tenant out of the Restoration Fund and (B) ten (10%) percent of the amount so determined.

(iii)  Deficiency and Completion. In the event the Restoration Fund is insufficient for the purpose of paying for the restoration, or to the extent any mortgagee shall not permit the insurance proceeds to be used for restoration, Tenant shall nevertheless be required to make the restoration and pay any additional sums required for the restoration. The restoration shall be deemed complete when the restoration has been completed substantially in accordance with the plans and specifications therefore, as determined by a joint inspection by Landlord and Tenant, and a certificate of occupancy has been issued, allowing the improvements to be used and operated for their intended purpose.

(iv)  Conditions to Payment. In addition to the foregoing, in no event shall any Restoration Funds be paid until there has been submitted to Landlord:

(A)  Architect or Contractor Certificate. A certificate of Tenant's architect or Tenant's contractor stating that the sum then requested to be withdrawn either has been paid by Tenant or is justly due to contractors, subcontractors, materialmen, engineers, architects who have rendered or furnished certain services and materials for the work and giving a brief description of such services and materials and the principal subdivisions or categories thereof and the several amounts so paid or due to each of said persons in respect thereof, and stating in reasonable detail the progress of the work up to the date of said certificate; the sum then requested does not exceed the value of the services and materials described in the certificate; and the balance of the Restoration Funds held by Landlord shall be sufficient upon completion of the restoration to pay for the same in full, and stating in reasonable detail the estimate of the cost of such completion;

(B)  Title. There shall be furnished to Landlord an official search, or a certificate of title insurance company reasonably satisfactory to Landlord, or other evidence reasonably satisfactory to Landlord, showing that there has not been filed any vendor's, mechanic's, laborer's or materialman's statutory or other similar lien affecting the Premises, which has not been discharged of record, except as shall be discharged upon payment of the amount then requested to be withdrawn;

(C)  No Event of Default. At the time of making such payment, there shall not have been an Event of Default, or an event that with the passage of time or the giving of notice, or both, shall constitute an Event of Default;

(D)  Final Payment. With respect only to the final payment, at the time of making such payment, Tenant shall have substantially completed the restoration as evidenced by a certificate of occupancy or completion, issued by the appropriate Governmental Authority.

(c)  Failure by Tenant to Commence Restoration. If Tenant shall fail to commence the necessary repairs, replacements or reconstruction required for the restoration of the Premises within forty-five (45) days after receipt by Landlord or Tenant, as the case may be, of the Restoration Funds, or any part thereof, or if Tenant shall have commenced restoration, but shall fail to continue restoration with reasonable diligence, then unless such delay shall have been due to causes beyond the reasonable control of Tenant, Landlord shall have the right, at Landlord's option, following thirty (30) days prior notice to Tenant, to deem such an event as an Event of Default, and in addition to all other rights provided to Landlord under this Lease and by Requirements, Tenant shall promptly pay over to Landlord all Restoration Funds held by Tenant.

11.  Assignment and Subletting.

(a)  Landlord's Consent Required. Tenant shall not voluntarily or by operation of law assign, sublet, mortgage or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion. Any attempted assignment, subletting, mortgage, transfer or encumbrance without such consent shall be void as against Landlord, and shall constitute an Event of Default by Tenant under this Lease. Any Change in Control of Tenant shall be deemed an assignment in violation of this Lease. The term "Change in Control" with respect to a corporation means any of the following: (A) the direct or indirect sale or exchange by the stockholders of a corporation of all or substantially all of the stock of the corporation if the stockholders of the corporation before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation after such sale or exchange; (B) a merger or consolidation if the stockholders of a corporation before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation after such merger or consolidation (regardless of whether the corporation is the surviving corporation); (C) the sale, exchange or transfer of all or substantially all of the assets of a corporation; or (D) a liquidation or dissolution of a corporation.

(b)  No Release of Tenant. Regardless of Landlord's consent or the need under subparagraph (a) to obtain Landlord's consent, no assignment or subletting shall release Tenant from this Lease. Acceptance of rent and additional rent from any other person shall not be deemed a waiver by Landlord of any provision of this Lease. Consent to one assignment or subletting shall not be deemed a consent to any subsequent assignment or subletting. In the event of a consent by Landlord to an assignment or subletting, Tenant shall deliver to Landlord a duplicate original of the assignment by Tenant and assumption by Tenant's assignee of Tenant's obligations under this Lease, or a duplicate original of the sublease, as the case may be.

(c)      Participation by Landlord. In the event of any assignment or sublease involving rent in excess of the rent or additional rent required under this Lease ("Excess Rent"), Landlord shall participate in the Excess Rent. Tenant shall promptly pay to Landlord, as additional rent, fifty (50%) percent of all such Excess Rent collected from the assignee or subtenant, and shall supply Landlord with a true copy of each assignment or sublease, and in the case of the former, an originally executed assumption by the assignee of all of Tenant's obligations under this Lease.

12.  Landlord's Right to Inspect and Repair. Landlord or Landlord's agents, employees or representatives, shall have the right to enter into and upon all or any part of the Premises during the Lease term at all reasonable hours, for the purpose of: (a) examination; (b) determination whether Tenant is in compliance with its obligations under this Lease; or (c) making repairs, alterations, additions or improvements to the Premises, as may be necessary by reason of Tenant's failure to make same after notice to Tenant to do so, except in an emergency. This paragraph shall not be deemed nor construed to create an obligation on the part of Landlord to make any inspection of the Premises or to make any repairs, alterations, additions or improvements to the Premises for its safety or preservation.

13.  Landlord's Right to Exhibit Premises. Landlord or Landlord's agents, employees or representatives shall have the right to show the Premises during the Lease term to persons wishing to purchase or grant fee mortgages on the Premises. Landlord or Landlord's agents, employees or other representatives shall have the right within the last six (6) months of the Lease term to place notices on any parts of the Premises, offering the Premises for lease and at any time during the Lease term, offering the Premises for sale, and Tenant shall permit the signs to remain without hindrance or molestation.

14.  Signs. Tenant shall not cause any signs to be placed at the Premises, except of a design and structure and at such places as Landlord shall consent to in writing prior to the installation. If Landlord or Landlord's agents, employees or other representatives wish to remove any such signs in order to make any repairs, alterations, additions or improvements to the Premises, such signs may be removed, but shall be replaced, at Tenant's expense, when the repairs, additions, alterations or improvements shall be completed; however, such provision shall not create an obligation on the part of Landlord to make any repairs, alterations, additions or improvements to the Premises. All signs of Tenant at the Premises shall conform with all municipal ordinances or other laws and regulations applicable to such signs.

15.  Landlord not Liable. Landlord shall not be liable for any damage or injury to any person or any property as a consequence of the failure, breakage, leakage or obstruction of water, well, plumbing, septic tank, sewer, waste or soil pipes, roof, drains, leaders, gutters, down spouts or the like, or of the electrical system, gas system, air conditioning system or other system, or by reason of the elements, or resulting from any act or failure to act on the part of Landlord, or Landlord's agents, employees, invitees or representatives, assignees or successors, or attributable to any interference with, interruption of or failure beyond the control of Landlord.

16.  Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, lockouts, riots, acts of God, shortages of labor or materials, war, civil commotion, fire or other casualty, catastrophic weather conditions, a court order that causes a delay, governmental laws, regulations, or restrictions, or any other cause whatsoever beyond the control of Landlord (any of the foregoing being referred to an "Unavoidable Delay"). Landlord shall use reasonable efforts to notify Tenant not later than ten (10) business days after Landlord knows of the occurrence of an Unavoidable Delay; provided, however, that Landlord's failure to notify Tenant of the occurrence of an event constituting an Unavoidable Delay shall not alter, detract from, or negate its character as an Unavoidable Delay or otherwise result in the loss of any benefit or right granted to Landlord under this Lease.

17.  Indemnification and Waiver of Liability. Neither Landlord nor Landlord's Indemnitees shall be liable for and Tenant shall indemnify and save harmless Landlord and Landlord's Indemnitees from and against any and all liabilities, damages, claims, suits, costs (including costs of suit, attorneys' fees and costs of investigation) and actions of any kind, foreseen or unforeseen, arising or alleged to arise by reason of injury to or death of any person or damage to or loss of property, occurring on, in, or about the Premises, or by reason of any other claim whatsoever of any person or party, occasioned, directly or indirectly, wholly or partly: (a) by any act or omission on the part of Tenant or any Tenant Representative; (b) by any breach, violation or non-performance of any covenant of Tenant under this Lease; or (c) by a Discharge of Contaminants during the Lease term; regardless of whether such liability, claim, suit, cost, injury, death or damage arises from or is attributable to the concurrent negligence, willful misconduct or gross negligence of Landlord or any Landlord Indemnitee. If any action or proceeding shall be brought by or against Landlord or any Landlord Indemnitee in connection with any such liability, claim, suit, cost, injury, death or damage, Tenant, on notice from Landlord or any Landlord Indemnitee, shall defend such action or proceeding, at Tenant's expense, by or through attorneys reasonably satisfactory to Landlord or the Landlord Indemnitee. The provisions of this paragraph shall apply to all activities of Tenant or any Tenant Representative with respect to the Premises, whether occurring before or after execution of this Lease. Tenant's obligations under this paragraph shall not be limited to the coverage of insurance maintained or required to be maintained by Tenant under this Lease. Neither Landlord nor any Landlord Indemnitee shall be liable in any manner to Tenant or any Tenant Representative for any injury to or death of persons or for any loss of or damage to property, regardless of whether such loss or damage is occasioned by casualty, theft or any other cause of whatsoever nature, including loss or damage caused solely by the negligent, willful misconduct or gross negligence of Landlord or any Landlord Indemnitee. In no event shall Landlord or any Landlord Indemnitee be liable in any manner to Tenant or any Tenant Representative as the result of the acts or omissions of Tenant or a Tenant Representative and all liability therefore shall rest with Tenant. All personal property upon the Premises shall be at the risk of Tenant only, and neither Landlord nor any Landlord Indemnitee shall be liable for any damage thereto or theft thereof, whether or not due in whole or in part to the negligence, willful misconduct or gross negligence of Landlord or any Landlord Indemnitee.

18.  Subordination; Attornment.

(a)  Subordination. This Lease shall be subject and subordinate to any mortgage, deed of trust, trust indenture, assignment of leases or rents or both, or other instrument evidencing a security interest, which may now or hereafter affect any portion of the Premises, or be created as security for the repayment of any loan or any advance made pursuant to such an instrument or in connection with any sale-leaseback or other form of financing transaction and all renewals, extensions, supplements, consolidations, and other amendments, modifications, and replacements of any of the foregoing instruments ("Mortgage"), and to any ground lease or underlying lease of the Premises or any portion of the Premises whether presently or hereafter existing and all renewals, extensions, supplements, amendments, modifications, and replacements of any of such leases ("Superior Lease"). Tenant shall, at the request of any successor-in-interest to Landlord claiming by, through, or under any Mortgage or Superior Lease, attorn to such person or entity as described below. The foregoing provisions of this subparagraph (a) shall be self-operative and no further instrument of subordination shall be required to make the interest of any lessor under a Superior Lease (a "Superior Lessor") or any mortgagee, trustee or other holder of or beneficiary under a Mortgage (a "Mortgagee") superior to the interest of Tenant hereunder; provided, however, Tenant shall execute and deliver promptly any certificate or instrument, in recordable form, that Landlord, any Superior Lessor or Mortgagee may request in confirmation of such subordination.

(b)  Rights of Superior Lessor or Mortgagee. Any Superior Lessor or Mortgagee may elect that this Lease shall have priority over the Superior Lease or Mortgage that it holds and, upon notification to Tenant by such Superior Lessor or Mortgagee, this Lease shall be deemed to have priority over such Superior Lease or Mortgage, whether this Lease is dated prior to or subsequent to the date of such Superior Lease or Mortgage. If, in connection with the financing of the Premises or with respect to any Superior Lease, any Mortgagee or Superior Lessor shall request reasonable modifications of this Lease that do not increase the monetary obligations of Tenant under this Lease, materially increase Tenant's other obligations, or materially and adversely affect the rights of Tenant under this Lease, then Tenant shall make such modifications.

(c)  Attornment. If at any time prior to the expiration of the term of this Lease, any Superior Lease shall terminate or be terminated by reason of a default by Landlord as tenant thereunder or any Mortgagee comes into possession of the Premises or the estate created by any Superior Lease by receiver or otherwise, Tenant shall, at the election and upon the demand of any owner of the Premises, or of the Superior Lessor, or of any Mortgagee-in-possession of the Premises, attorn, from time to time, to any such owner, Superior Lessor or Mortgagee, or any person or entity acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, upon the then-executory terms and conditions of this Lease, for the remainder of the term. In addition, in no event shall any such owner, Superior Lessor or Mortgagee, or any person or entity acquiring the interest of Landlord be bound by (i) any payment of rent or additional rent for more than one (1) month in advance, or (ii) any security deposit or the like not actually received by such successor, or (iii) any amendment or modification in this Lease made without the consent of the applicable Superior Lessor or Mortgagee, or (iv) any construction obligation, free rent, or other concession or monetary allowance, or (v) any set-off, counterclaim, or the like otherwise available against any prior landlord (including Landlord), or (vi) any act or omission of any prior landlord (including Landlord).

(d)  Rights Accruing Automatically. The provisions of this paragraph 18 shall inure to the benefit of any such successor-in-interest to Landlord, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to such provisions. Tenant, however, upon demand of any such successor-in-interest to Landlord, shall execute, from time to time, instruments in confirmation of the foregoing provisions of this paragraph, reasonably satisfactory to any such successor-in-interest to Landlord, acknowledging such attornment and setting forth the terms and conditions of its tenancy.

(e)  Limitation on Rights of Tenant. As long as any Superior Lease or Mortgage shall exist, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to all Superior Lessors and Mortgagees at such addresses as shall have been furnished to Tenant by such Superior Lessors and Mortgagees and, if any such Superior Lessor or Mortgagee, as the case may be, shall have notified Tenant within ten (10) business days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time shall have elapsed following the giving of such notice (but not to exceed sixty (60) days), during which period such Superior Lessors and Mortgagees shall have the right, but not the obligation, to remedy such act or omission. The foregoing shall not, however, be deemed to impose upon Landlord any obligations not otherwise expressly set forth in this Lease.

19.  Condemnation.

(a)  Permanent Condemnation.

(i)  Lease Termination. If all or any portion of the Premises is taken under the power of eminent domain, or sold under the threat of the exercise of the power (both called "Condemnation"), this Lease shall terminate as to the part taken as of the first date the condemning authority takes either title or possession. If more then twenty-five (25%) percent of the leasable area of the Premises is taken or the balance of the Premises is unfit for Tenant's use, Tenant has the option to terminate this Lease as of the date the condemning authority takes possession. The option shall be exercised in writing as follows: (A) within thirty (30) days after Landlord or the condemning authority has given Tenant written notice of the taking; or (B) absent notice, within ten (10) days after the condemning authority has taken possession. If Tenant does not terminate, this Lease shall remain in full force and effect as to the portion of the Premises remaining. The rent, additional rent and Real Estate Taxes shall be reduced in the same proportion as the area of the Premises taken bears to the entire area leased hereunder.

(ii)  Award. Any award for Condemnation is Landlord's, whether the award is made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages. If this Lease is not terminated, Landlord shall diligently repair any damage to the Premises caused by such Condemnation, subject to delays due to Force Majeure, as provided in paragraph 16.

(b)  Temporary Condemnation. Upon condemnation of all or any portion of the Premises for temporary use, this Lease shall continue without change or abatement in Tenant's obligations, as between Landlord and Tenant. Tenant is entitled to the award made for the use. If the Condemnation extends beyond the term of the Lease, the award shall be prorated between Landlord and Tenant as of the expiration date of the term. Tenant is responsible, at its sole cost and expense, for performing any restoration work required to place the Premises in the condition it was in prior to Condemnation, unless the release of the Premises occurs after termination. In such case, Tenant shall assign to Landlord any claim it may have against the condemning authority for the cost of restoration, and if Tenant has received restoration funds, it shall give the funds to Landlord within ten (10) days after demand.

20.  Bankruptcy or Insolvency of Tenant.

(a)  Landlord's Right to Terminate Lease. If Tenant is the subject of an Order for Relief under the existing or any future Federal Bankruptcy Code or law, as amended or modified ("the Bankruptcy Code"), or if Tenant files a petition or if a petition is filed against Tenant, under the Bankruptcy Code, then, in addition to any such event constituting an Event of Default under this Lease, and Landlord having all rights as a result thereof, Landlord shall have the option to either re-enter and re-possess the Premises pursuant to the provisions of the Lease or to terminate the Lease, pursuant to the provisions of the Lease, or both.

(b)     Tenant's Filing of Chapter 7 Proceedings. If a petition is filed by, or an order for relief is entered against, Tenant under Chapter 7 of the Bankruptcy Code, and the Trustee of Tenant ("the Trustee") elects to assume the Lease for the purpose of assigning it, the election or assignment, or both, may be made only if all of the provisions of subparagraphs (c) and (e) below are satisfied. Nothing in the preceding sentence shall be deemed to grant the Trustee any right to assume the Lease if it has been terminated theretofore. If the Trustee fails to elect to assume the Lease for the purpose of assigning it within sixty (60) days after the Trustee's appointment, the Lease shall be deemed to have been rejected by the Trustee. Landlord shall then immediately become entitled to possession of the Premises, without any further obligation to Tenant or the Trustee, and the Lease shall automatically terminate at the end of the sixty (60) day period, but Landlord's right to compensation for damages in the bankruptcy proceedings shall survive. In such case, Landlord shall be entitled to recover from Tenant, as damages, an amount equal to the rent and additional rent reserved under the Lease from the date of the automatic termination to the expiration date of the Lease, and the damages shall be due and payable to Landlord immediately.

(c)  Tenant's Filing of Chapter 11 or 13 Proceedings. If Tenant files a petition for reorganization under Chapters 11 or 13 of the Bankruptcy Code, or a proceeding that is filed by or against Tenant under any other chapter of the Bankruptcy Code is converted to a Chapter 11 or 13 proceeding and the Trustee or Tenant as a debtor-in-possession ("Debtor-in-Possession") fails to assume the Lease within sixty (60) days from the date of filing the petition or the conversion, the Trustee or the Debtor-in-Possession shall be deemed to have rejected the Lease and the Lease shall automatically terminate at the expiration of the sixty (60) day period, but Landlord's right to compensation for damages in the bankruptcy proceedings shall survive. Nothing in the preceding sentence shall be deemed to grant the Trustee or the Debtor-in-Possession any right to assume the Lease if it has been terminated theretofore. In such a case, Landlord shall be entitled to recover from Tenant, as damages, an amount equal to the fixed annual rent and additional rent reserved under the Lease from the date of the automatic termination to the expiration date of the Lease, and the damages shall be due and payable to Landlord immediately. In order to assume the Lease, the Trustee or the Debtor-in-Possession shall notify Landlord of the election to assume within the sixty (60) day period, but in such event all of the following conditions, which Landlord and Tenant acknowledge are commercially reasonable, must be satisfied by the Trustee or the Debtor-in-Possession to the extent Landlord determines, in Landlord's sole discretion:

(i)  Adequate Assurances. The Trustee or the Debtor-in-Possession cures, or provides "Adequate Assurance" (as defined below) to Landlord, that the Trustee or the Debtor-in-Possession can cure all monetary Events of Default under the Lease by full and complete payment, within ten (10) days from the date of the assumption, and that the Trustee or the Debtor-in-Possession cures all non-monetary Events of Default under the Lease within thirty (30) days from the date of the assumption;

(ii)  Landlord Compensation. The Trustee or the Debtor-in-Possession compensates Landlord, or provides Adequate Assurance to Landlord, that within ten (10) days from the date of the assumption, Landlord shall be compensated by full and complete payment for any pecuniary loss Landlord suffers as a result of any Event of Default of Tenant, the Trustee or the Debtor-in-Possession, as set forth in Landlord's notice (which contains a statement of Landlord's pecuniary loss), given to the Trustee or the Debtor-in-Possession; and

(iii) Future Performance. The Trustee or the Debtor-in-Possession provides Landlord with Adequate Assurance of the future performance of Tenant's obligations under the Lease, including, without limitation, depositing with Landlord, as security, in addition to that previously established pursuant to the provisions of the Lease, an amount equal to three (3) monthly installments of rent and additional rent then accruing under the Lease.

For purposes of this subparagraph (c), "Adequate Assurance" shall mean that (i) Landlord determines that the Trustee or Debtor-in-Possession has, and shall continue to have, sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or the Debtor-in- Possession has sufficient funds to fulfill Tenant's obligations under the Lease; and (ii) an order was entered segregating sufficient sums payable to Landlord, or a valid and perfected lien and security interest are granted to Landlord in the property of Tenant, Trustee or the Debtor-in-Possession, as may be acceptable to Landlord, to secure the obligations of the Trustee or the Debtor-in-Possession to cure the monetary or non-monetary defaults under the Lease within the time periods set forth above.

(d)  Landlord's Right to Terminate Lease on Further Filing of Bankruptcy Petition. If the lease is assumed by the Trustee or Debtor-in-Possession pursuant to subparagraph (c) above, and thereafter Tenant is the subject of an Order for Relief under the Bankruptcy Code, then Landlord has the option to terminate the Lease pursuant to the provisions of the Lease.

(e)  Condition Upon Assignment. If the Trustee or Debtor-in-Possession pursuant to subparagraphs (b) and (c) above desires or elects to assign Tenant's interest, or the estate created by the interest under the Lease, to any other person, the interest or estate may be assigned only if Landlord acknowledges in writing that the intended assignee has provided to Landlord, Adequate Assurance (as defined above) of future performance of all of the obligations of Tenant under the Lease. For the purpose of this subparagraph (e), "Adequate Assurance" shall mean that Landlord ascertains that the following conditions are satisfied:

(i)  Financial Information. The assignee has submitted to Landlord a current financial statement, audited by a certified public accountant, that shows a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by the assignee of Tenant's obligations under the Lease; and

(ii)  Guaranty. If requested by Landlord, the assignee has obtained guarantees, in form and substance satisfactory to Landlord, from one or more persons who satisfy Landlord's standards of credit-worthiness.

(f)  State Law Action. Neither Tenant's interest in the Lease nor any estate of Tenant created in the Lease shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any State having jurisdiction of the person or property of Tenant ("State Law"), unless Landlord consents in writing to this transfer. Landlord's acceptance of rent or any other payments from any trustee, receiver, assignee, person, or other entity shall not be deemed to have waived, or waive, the need to obtain Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without that consent, and any such event, without Landlord's written consent, shall be deemed an Event of Default.

(g)  Charges for Use and Occupancy. When, pursuant to the Bankruptcy Code, the Trustee or the Debtor-in-Possession is obligated to pay reasonable use and occupancy charges for the use of the Premises, the charges shall not be less than the rent and additional rent due under the Lease.

21.  Landlord's Right to Re-Enter. If Tenant shall default in any of the terms, conditions or covenants of this Lease, then it shall be lawful for Landlord to re-enter the Premises and to again possess and enjoy the Premises.

22.  Default by Tenant and Landlord's Remedies.

(a)  Event of Default. If any one or more of the following events shall occur and be continuing beyond the period set forth in any default notice provided to be given, an Event or Events of Default shall have occurred under this Lease:

(i)  Non-Payment. If Tenant shall fail to pay any installment of rent, additional rent or other sums due from Tenant to Landlord under this Lease; or

(ii)  Non-Performance. If Tenant shall fail to comply with any of the other terms, covenants, conditions or obligations of this Lease and such failure in compliance shall continue for thirty (30) days after delivery of notice from Landlord to Tenant specifying the failure, or, if such failure cannot with due diligence be remedied within thirty (30) days, Tenant shall not, in good faith have commenced within said thirty (30) day period to remedy such failure and continued diligently and continuously thereafter to prosecute the same to completion; or

(iii)  Vacation or Abandonment. If Tenant shall vacate or abandon the Premises.

(b)  Right to Terminate Lease and Re-Enter. Landlord may, in addition to any other remedy available to Landlord under this Lease or available under Requirements, at Landlord's option, on 10 days' notice to Tenant, declare this Lease terminated at the expiration of such 10 day period and Tenant shall quit and surrender possession of the Premises, but Tenant shall remain liable to Landlord as hereinafter provided, and upon Tenant's failure to surrender of possession, Landlord may re-enter the Premises by summary proceeding or otherwise free from any estate or interest of Tenant therein.

(c)  Landlord's Right to Restore and Re-Let, and Tenant's Liability for Expenses. In the event that Landlord shall obtain possession by re-entry, legal or equitable actions or proceedings or other lawful means as a result of an Event of Default by Tenant, Landlord shall have the right, without the obligation, to make renovations, alterations and repairs to the Premises required to restore them to the condition the same should be during the term of the Lease, and to re-let the Premises or any part thereof for a term or terms that may be less or more than the full term of the Lease had Landlord not re-entered and re-possessed or terminated the Lease, and Landlord may grant reasonable concessions in the re-renting to a new tenant, without affecting the liability of Tenant under the Lease. Landlord shall in no way be responsible for any failure to re-let all or any part of the Premises or for any failure to collect any rent due after any re-letting, and in no event shall Tenant be entitled to any surplus rents collected. Any of the foregoing action taken or not taken by Landlord shall be without waiving any rights that Landlord may otherwise have under Requirements or pursuant to the terms of this Lease. Tenant shall pay Landlord all legal and other expenses incurred by Landlord in terminating this Lease by reason of an Event of Default, in obtaining possession of the Premises, in making all alterations, renovations and repairs and in paying the usual and ordinary commissions for re-letting the same, together with interest thereof at the Prime Rate, which interest shall accrue from the date of Landlord's demand.

(d)  Survival Covenant - Liability of Tenant after Re-Entry and Possession or Termination.

(i)  Survival of Obligations. If any Event of Default occurs (whether or not this Lease shall be terminated as a result of an Event of Default), Tenant shall remain liable to Landlord for all rent and additional rent herein reserved (including, but not limited to, the expenses to be paid by Tenant pursuant to the provisions of this Lease); less the net amount of rent, if any, that shall be collected and received by Landlord from the Premises, for and during the remainder of the term of this Lease. In addition, Landlord may, from time to time, without terminating this Lease, as agent for Tenant, re-let the Premises or any part thereof for such term or terms, at such rental or rentals, and upon such other terms and conditions as Landlord may deem advisable, in accordance with the provisions of subparagraph (c) above. The failure or refusal of Landlord to re-let the Premises or any part thereof shall not release Tenant or affect Tenant's liability for damages. Landlord shall have the right, without the obligation, following re-entry and possession or termination, to apply any rentals received by Landlord in the following order: (i) to the payment of indebtedness or costs other than rent or damages; (ii) to the payment of any cost of re-letting; (iii) to the payment of any cost of altering or repairing the Premises; (iv) to the payment of rent and additional rent, or damages, as the case may be, due and unpaid hereunder; and (v) the residue, if any, shall be held by landlord and applied for the payment of future rent and additional rent, or damages, as the case may be, as the same may become due and payable hereunder. Landlord may sue periodically for and collect the amount that may be due pursuant to the provisions of this paragraph, and Tenant expressly agrees that any such suit shall not bar or in any way prejudice the rights of Landlord to enforce the collection or the amount due at the end of any subsequent period by a like or similar proceeding. The words "re- entry" and "re-enter," as used herein, shall not be construed as limited to their strict legal meaning.

(ii)  Rights on Termination. Should Landlord terminate this Lease by reason of an Event of Default, then Landlord shall thereupon have the right, without the obligation, as an alternative to suing Tenant periodically pursuant to the provisions of subparagraph (i) above, to recover from Tenant the difference, if any, at the time of such termination, between the amount of rent and additional rent reserved herein for the remainder of the term over the then reasonable rental value of the Premises for the same period both discounted to present value at the discount rate of the Federal Reserve Bank situated nearest to the location of the Premises plus one (1) percentage point. Landlord shall not, by any re-entry or other act, be deemed to have terminated this Lease, unless Landlord shall notify Tenant in writing, that Landlord has elected to terminate the same.

(iii)  Remedies Cumulative. The remedies of Landlord specified herein shall be cumulative as to each other and as to all such allowed by Requirements.

(e)  Right to Injunction. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

23.  Tenant's Trade Fixtures and Removal. Any trade equipment, trade fixtures, goods or other property of Tenant shall be removed by Tenant on or before the expiration of the Lease term or sooner termination of the Lease term. Any trade equipment, trade fixtures, goods or other property of Tenant not removed by Tenant on the expiration of the Lease term or sooner termination of the Lease term, or upon any deserting, vacating or abandonment of the Premises by Tenant, or upon Tenant's eviction, shall, at Landlord's discretion, be considered as abandoned and Landlord shall have the right (without any obligation to do so), without notice to Tenant, to sell or otherwise dispose of Tenant's property, at the expense of Tenant, and Landlord shall not be accountable to Tenant for any proceeds of the sale, or for any damage or loss to Tenant's property.

24.  Holding Over. If Tenant shall hold over after the expiration of the original Lease term or any applicable extension or renewal thereof, with the consent of Landlord, then Tenant shall become a tenant on a month-to-month basis upon all the terms, covenants and conditions herein specified, but exclusive of any further extension or renewal options; provided, however, that during any such hold over period, the rent payable on account thereof shall be equal to one hundred fifty percent (150%) of the rent in effect upon the date of expiration of the original Lease term or, as the case may be, of any applicable extension or renewal thereof in effect immediately prior to such hold over period.

25.  Estoppel Certificate. Within ten (10) days of request from Landlord, Tenant shall execute, acknowledge and deliver to Landlord, a written instrument certifying (i) that this Lease has not been modified and is in full force and effect, or if there has been a modification, that the Lease is in full force and effect as modified, stating the modification; (ii) specifying the dates to which rent and other sums due from Tenant under this Lease have been paid; (iii) stating whether or not to the knowledge of Tenant, Landlord is in default, and if so, the reasons for the default; and (iv) stating the commencement date of the Lease term.

26.  Limitations on Landlord's Liability. Notwithstanding any provision of this Lease to the contrary, Tenant agrees that it shall look only to the Premises (which includes all of Landlord's equity or interest therein, including proceeds of sale, insurance and condemnation) in seeking to enforce any obligations or liabilities whatsoever of Landlord under this Lease or to satisfy a judgment (or any other charge, directive or order) of any kind against Landlord; and Tenant shall not look to the property or assets of any of the any officers, directors, shareholders (or principal, partner, member or manager of any non-corporate Landlord), employees, agents, or legal representatives of Landlord in seeking to enforce any obligations or liabilities whatsoever of Landlord under this Lease or to satisfy a judgment (or any other charge, directive or order) of any kind against Landlord, and in no event shall any deficiency judgment be sought or obtained against Landlord. No person who is an officer, director, shareholder (or principal, partner, member or manager of any non-corporate Landlord), employee, agent, or legal representative of Landlord shall be personally liable for any obligations or liabilities of Landlord under this Lease.

27.  Services and Utilities. Tenant shall, at Tenant's own expense, obtain all utility services supplying the Premises, including, but not limited to, electricity, water, sewer, standby water for sprinkler, gas, telephone and all other utilities and other communication services, in its own name, effective as of the commencement of the Lease, and shall pay the cost directly to the applicable utility, including any fine, penalty, interest or cost that may be added thereto for non-payment thereof.
28.  Security. Upon execution and delivery of this Lease, Tenant shall deposit the sum of Eight Thousand and 00/100 Dollars ($8,000.00) with Landlord, as security for the full and faithful performance by Tenant of all of the terms, conditions and covenants of this Lease on Tenant's part to be performed, which sum shall be returned to Tenant following the expiration of the Lease term, provided there shall not then be an Event of Default or an event that with the giving of notice or the lapse of time, or both, shall constitute an Event of Default. Landlord shall have the right (but not the obligation), to apply any part of the deposit to cure an Event of Default of Tenant, and if Landlord does so, Tenant shall, upon demand, deposit with Landlord the amount applied, so that Landlord shall have the full deposit on hand at all times. If Landlord shall sell the Premises, Landlord shall have the right to transfer the security to the new landlord, and upon so doing Landlord shall be released by Tenant from all liability for the return of the security and Tenant shall look solely to the new landlord for the return of the security, and this shall apply to every transfer made of the security to a new landlord. The security deposited by Tenant under this Lease shall not be mortgaged, assigned or encumbered by Tenant.

29.  Qualification in Arizona. Tenant represents and warrants to Landlord that it has qualified with the Arizona Corporation Commission to do business in the State of Arizona.

30.  Notices. All notices, consents, demands, communications or approvals required or permitted by this Lease shall be in writing and shall be delivered personally or delivered by certified or registered mail, return receipt requested, addressed as follows:

If to Landlord:	Washington Properties, LLC
Attn: Billi Jo Hagan
2301 East Mallard Court
Gilbert, Arizona 85234

With copy to:	Thomas W. Bade
Bade & Baskin PLC
80 East Rio Salado Parkway, Suite 515
Tempe, Arizona 85281
Facsimile: (480) 968-6255

If to Tenant:	LaPolla Industries, Inc.
Attn: President
1801 West 4th Street
Tempe, Arizona 85281
Facsimile: (480) 966-6477

With a copy to:	IFT Corporation
Attention: Legal Department
Quorum Business Center
718 South Military Trail
Deerfield Beach, FL 33442
Facsimile: (954) 977-9589

Landlord and Tenant may, by notice given in the same manner set forth above, designate a different address to which subsequent notices shall be sent. Notice shall be deemed given when delivered, if delivered personally or by reputable overnight delivery service that provides proof of delivery, or when mailed if sent by certified or registered mail, return receipt requested.

31.  Broker. Each party represents and warrants to the other no real estate broker was instrumental in effecting this Lease. Tenant shall indemnify and defend Landlord from the claim of any broker, that such broker was authorized on behalf of Tenant to make an offer to Landlord with respect to this transaction.

32.  Tenant's Right to Quiet Enjoyment. Upon paying the rents and other sums required of Tenant under the Lease and faithfully and fully performing the terms, conditions and covenants of the Lease on Tenant's part to be performed, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Lease term.

33.  Miscellaneous.

(a)  Validity of Lease. The provisions of this Lease are severable. If any provision of the Lease is adjudged to be invalid or unenforceable by a court of competent jurisdiction, it shall not affect the validity of any other provision of this Lease.

(b)  Non-Waiver by Landlord. The rights, remedies, options or elections of Landlord in this Lease are cumulative, and the failure of Landlord to enforce performance by Tenant of any provision of this Lease applicable to Tenant, or to exercise any right, remedy, option or election, or the acceptance by Landlord of the annual fixed rent or additional rent from Tenant after any default by Tenant, in any one or more instances, shall not act as a waiver or a relinquishment at the time or in the future, of Landlord of such provisions of this Lease, or of such rights, remedies, options or elections, and they shall continue in full force and effect.

(c)  Entire Agreement. This Lease contains the entire agreement between the parties. No representative, agent or employee of Landlord has been authorized to make any representations, warranties or promises with respect to the letting, or to vary, alter or modify the provisions of this Lease. No additions, changes, modifications, renewals or extensions of this Lease, shall be binding unless reduced to writing and signed by both parties.

(d)  Effective Law. This Lease shall be governed by, construed and enforced in accordance with the laws of the State of Arizona without giving effect to its principles of conflicts of law. Landlord and Tenant waive their right to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other, or with respect to any issue or defense raised therein, on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use and occupancy of the Premises, including summary proceedings and possession actions, and any emergency statutory or other statutory remedy.

(e)  Commercial Lease. This Lease shall be construed as a commercial lease.

(f)  Captions. The captions of the paragraphs in this Lease and the Table of Contents are for reference purposes only and shall not in any way affect the meaning or interpretation of this Lease.

(g)  Obligations Joint and Several. If there is more than one party tenant, their obligations under this Lease are joint and several. If Tenant is a partnership, the obligations of Tenant under this Lease are joint and several obligations of each of the partners and of the partnership.

(h)  Counterparts. This Lease may be executed in one or more counterparts, each of which shall be an original, and all of which constitutes one and the same Lease.

(i)  Landlord's Performance of Tenant's Obligations. The performance by Landlord of any obligation required of Tenant under this Lease shall not be construed to modify this Lease, nor shall it create any obligation on the part of Landlord with respect to any performance required of Tenant under this Lease, whether Landlord's performance was undertaken with the knowledge that Tenant was obligated to perform, or whether Landlord's performance was undertaken as a result of mistake or inadvertence.

(j)  Remedies and Rights Not Exclusive. No right or remedy conferred upon Landlord shall be considered exclusive of any other right or remedy, but shall be in addition to every other right or remedy available to Landlord under this Lease or by law. Any right or remedy of Landlord, may be exercised from time to time, and as often as the occasion may arise. The granting of any right, remedy, option or election to Landlord under this Lease shall not impose any obligation on Landlord to exercise the right, remedy, option or election.

(k)  Signature and Delivery by Landlord. This Lease is of no force and effect unless it is signed by Landlord and Tenant, and a signed copy of this Lease delivered by Landlord to Tenant. The mailing, delivery or negotiation of this Lease by Landlord or Tenant or any agent or attorney of Landlord or Tenant prior to the execution and delivery of this Lease as set forth in this subparagraph shall not be deemed an offer by Landlord or Tenant to enter into this Lease, whether on the terms contained in this Lease or on any other terms. Until the execution and delivery of this Lease as set forth in this subparagraph, Landlord or Tenant may terminate all negotiations and discussions of the subject matter of this Lease, without cause and for any reason, without recourse or liability.

(l)  Inspection, Length of Time of Tenant's Default.

Nothing in this Lease requires Landlord at any time, to inspect the Premises to determine whether Tenant is in default of Tenant's obligations under this Lease. Any default by Tenant of the provisions of this Lease for any length of time, and whether Landlord has direct or indirect knowledge or notice of the default, is not a waiver of Tenant's default by Landlord, and Landlord has the right to declare Tenant in default, notwithstanding the length of time the default exists.

(m)  No Offer. The submission of the Lease to Tenant shall not be deemed an offer by Landlord to rent the Premises to Tenant, such an offer only being made by the delivery to Tenant of a Lease signed by Landlord.

(n)  Surrender. Neither the acceptance of keys to the Premises nor any other act or thing done by Landlord or any agent, employee or representative of Landlord shall be deemed to be an acceptance of a surrender of the Premises, excepting only an agreement in writing, signed by Landlord, accepting or agreeing to accept a surrender of the Premises.

(o)  Drafting Ambiguities; Interpretation. In interpreting any provision of this Lease, no weight shall be given to nor shall any construction or interpretation by influenced by the fact that counsel for one of the parties drafted this Lease, each party recognizing that it and it's counsel have had an opportunity to review this Lease and have contributed to the final form of this Lease. Unless otherwise specified, the words "include" and "including" and words of similar import shall be deemed to be followed by the words "but not limited to" and the word "or" shall be "and/or."

(p)  References. In all references to any persons, entities or corporations, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of this Lease may require.

(q)  Binding Effect. This Lease is binding upon and shall inure to the benefit of the parties, their legal representatives, successors and permitted assigns.

(r)  Landlord Defined. The term "Landlord" in this Lease means and includes only the owner at the time in question of the Premises and, in the event of the sale or transfer of the Premises, Landlord shall be released and discharged from the provisions of this Lease thereafter accruing, but such provisions shall be binding upon each new owner of the Premises while such party is an owner.

(s)  Time of the Essence. Time is of the essence of this Lease.

(t)  No Recordation. Neither this Lease, nor any memorandum, affidavit or other writing with respect to this Lease, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease voidable at Landlord's election.

TENANT:		LANDLORD:

LAPOLLA INDUSTRIES, INC.,		WASHINGTON PROPERTIES, LLC,
an Arizona corporation		an Arizona limited liability company

By:	/s/ Michael T. Adams, Acting President	By:	/s/ Billi Jo Hagan
Name:	Michael T. Adams	Name:	Billi Jo Hagan
Its:	Acting President	Its:	Manager

EXHIBIT "A"

OPTION TO RENEW

The Tenant shall have the right to exercise its sole option to extend the term of this Lease under the terms and conditions as provided herein:

1.  There shall be two (2) renewal terms ("Renewal Terms" or, individually, the "Renewal Term") of six (6) months. The Renewal Terms shall commence upon the day immediately following the expiration of the previous lease term and shall expire on the last day of the sixth month from the commencement of the Renewal Term.

2.  Tenant shall not be entitled to exercise the option for any Renewal Term unless Tenant has not been in default and has fully performed all of its terms and conditions of the Lease during the lease term and unless this Lease is in full force and effect both at the time the option for the Renewal Term is exercised and at the commencement of such Renewal Term.

3.  Tenant may exercise its option to extend the lease term for the Renewal Term by giving written notice to Landlord not more than one hundred twenty (120) days, nor less than sixty (60) days prior to the expiration of the lease term.

4.  The rent payable during a Renewal Term shall equal rent payable for each Renewal term shall be as follows:

Renewal Term	Rent

First	$7,240.33/month
Second	$7,348.93/month

5.  If the option for the Renewal Term is not duly exercised in the manner set forth, such Renewal Term shall be automatically canceled and of no further force or effect.

6.  If the Lease is terminated prior to the commencement of the Renewal Term, or if the Lease has been assigned or the Premises or any part thereof has been sublet without the prior written consent of Landlord, the option granted for the Renewal Term shall be automatically canceled and terminated and of no further force or effect.

7.  All other terms and conditions contained in this Lease, including schedules and exhibits, shall prevail and control during the Renewal Term, except for this Option to Renew, which option is limited to its exercise during the period specifically described above and does not permit continuing or ongoing options to be exercised.

Schedule 2.2(b)
Retained Assets

(1) 2005 Volvo
(2) The real property commonly known as 1801 West 4th Street, Tempe, Arizona 82581, consisting of approximately 26,042 square feet of land, a 10,700 square foot building and the improvements associated with the foregoing (the "Property")

Schedule 5(a)
UCC-1 Filings

UCC FINANCING STATEMENT
FOLLOW INSTRUCTION (FRONT AND BACK) carefully

A. NAME AND PHONE OF CONTACT AT FILER [optional] NANCY STEVENS - (612) 672-3608
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

     PLEASE RETURN ACKNOWLEDGEMENT TO:

[logo]   CAPITOL GROUP OF COMPANIES
      CAPITOL LIEN RECORDS & RESEARCH, INC.,
         1010 N. DALE ST. - ST. PAUL, MN 55117
           (651) 488-0106 (800) 845-4077

        200312469666

SECRETARY OF STATE

   2002 MAY - 6 P 3: 00

             FILED

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names
1a. ORGANAZATION'S NAME LAPOLLA INDUSTRIES, INC.
1c. MAILING ADDRESS 1801 W. 4TH STREET	CITY TEMPE	STATE AZ	POSTAL CODE 85281	COUNTRY USA
1d. TAX ID #: SSN OR EIN	ADD'L INFO REORGANIZAION DEBTOR	1e. TYPE OF ORGANIZATION CORPORATION	1f. JURISDICTION OFORGANIZATION AZ	1g. ORGANIZATIONAL ID #, if any 0160232-6

3.	SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME Foam Enterprises, Inc.
3c. MAILING ADDRESS 13630 Watertower Circle	CITY Plymouth	STATE MN	POSTAL CODE 55441	COUNTRY USA

4.	This FINANCING STATEMENT covers the following collateral:

All inventory of polyurethane foam products supplied by the secured party to debtor, whether in drums or totes, including, without limitation, foam products identified as Side A-isocyanate, and Side B-resin, now or hereafter in the possession of debtor.

This financing statement evidences a consignment transaction between Foam Enterprises, Inc., as consignor, and LAPOLLA INDUSTRIES, INC., as consignee, for the shipment on consignment of collateral described herein.

5.	ALTERNATE DESIGNATION [if applicable] [ X ] CONSIGNEE/CONSIGNOR

8.	OPTIONAL FILER REFERENCE DATA

6246-1

FILING OFFICE COPY - NATIONAL UCC FINANCING STATEMENT (FORM UCC1) REV. 07/29/98)
FORM SHOULD BE TYPEWRITTEN OR COMPUTER GENERATED

UCC FINANCING STATEMENT
FOLLOW INSTRUCTION (FRONT AND BACK) carefully

A. NAME & PHONE OF CONTACT AT FILER (OPTIONAL)
B. SEND ACKNOWLEDGMENT TO: (Name and Address) DIVERSIFIED FINANCIAL SERVICES, LLC PO BOX 31639 ST. LOUIS, MO 63131

              FILED

  2002 MAY - 6 P 3: 00

SECRETARY OF STATE

       200212154324

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

2.	DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANAZATION'S NAME LAPOLLA INDUSTRIES, INC.
1c. MAILING ADDRESS 1801 W 4TH STREET	CITY TEMPE	STATE AZ	POSTAL CODE 85281	COUNTRY USA
1d. TAX ID #: SSN OR EIN 86-0471788	ADD'L INFO REORGANIZAION DEBTOR	1e. TYPE OF ORGANIZATION CORPORATION	1f. JURISDICTION OFORGANIZATION AZ	1g. ORGANIZATIONAL ID #, if any 0160232-6

5.	SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME DIVERSIFIED FINANANCIAL SERVICERS, LLC
3c. MAILING ADDRESS PO BOX 31639	CITY ST. LOUIS	STATE MO	POSTAL CODE 63131	COUNTRY USA

6.	This FINANCING STATEMENT covers the following collateral:

1997 YALE GLP040AF FORKLIFT S/N A810N034590

FILING OFFICE COPY - NATIONAL UCC FINANCING STATEMENT (FORM UCC1) REV. 07/29/98)
FORM SHOULD BE TYPEWRITTEN OR COMPUTER GENERATED

Schedule 5(b)
Indemnity Agreement

CAPITOL INDEMNITY CORPORATION
MADISON, WISCONSIN
[LOGO]
GENERAL INDEMNITY AGREEMENT

This Agreement, executed on April 11, 2002, by and between ABC ROOFING COMPANY, INC. (as Principal (s)) and: LAPOLLA INDUSTRIES, INC.; Daniel P. Schroff; Charles D. Selle, Betty Selle (each as Individual and as Indemnitor(s), all hereinafter called the Undersigned), and CAPITOL INDEMNITY CORPORATION, of Madison, Wisconsin, hereinafter called the Surety,

WITNESSETH:

At the request of the Undersigned and upon condition that this instrument be executed, the Surety has executed, or produced the execution of, or is about to execute or procure the execution of, or may hereafter execute or procure the execution of one or more bond, undertakings or other writings obligatory in the nature thereof (all hereinafter called bonds), on behalf of the Undersigned. The Undersigned have a substantial, material and beneficial interest in the obtaining of the bonds.

In consideration of the premises and in further consideration of the execution by the Surety of bonds to be given on behalf of the Undersigned, or any one or more of the parties included in such designation, or of the Undersigned, in consideration of the refraining by the Surety for a period of time, to be determined by the Surety, but not less than ten days from proceeding to cause the same to be canceled or terminated; and for other good and valuable considerations, the Undersigned, and each of them, for themselves, their heirs, executors, administrators, successors and assigns, do hereby jointly and severally covenant and agree with the Surety, its successors and assign, as follows:

Section 1- Prompt payment of premiums. The Undersigned will pay to the Surety, at its home office in Madison, Wisconsin premiums or charges at the rates and at the times specified in respect of each such instrument in the Surety's manual of rates, which, with any additions or amendments thereto, is by reference made a part hereof, and will continue to pay the same where such premium or charge is annual until the Surety shall be charged and released from any and all liability and responsibility upon and from each such instrument or matters arising therefrom, and until the Undersigned shall serve or cause to be served upon the Surety competent written legal evidence of such discharge or release from each such instrument and all liability by reason thereof.

Section 2 - Indemnification. The "Undersigned" shall indemnity and keep the Surety indemnified against, and hold harmless from, any and all liability for losses and expenses of whatsoever kind or nature, including the fees and disbursements of counsel, and against all said losses and expenses, which the Surety may sustain or incur (I) by reason of having executed or procured the execution of any bond or bonds, presently or hereafter applied for, (II) by reason of the failure of the Undersigned to perform or comply with the covenants and conditions of the agreement, (III) in enforcing any of the covenants and conditions of this agreement, or (IV) in defending any action against the Surety arising out of the execution of any bonds on behalf of the Principal or the Surety's exercise of any rights under this agreement, and the Undersigned will pay over, reimburse and make good to the Surety all sums and amounts of money which the Surety shall pay or cause to be paid or become liable to pay under any such instruments, or as charges and expenses of whatever nature or kind, including attorney fees, by reason of the execution of the instruments or in connection with any litigation investigation or other matters connected therewith, such payments to be made to the Surety as soon as it shall have become liable therefore, whether it shall have paid out any such sums or any part thereof or not.

Section 3 - Right of Surety to determine validity of claim and to make payment of claim binding on Indemnitor. The surety shall have the exclusive right for itself and for the Undersigned to decide and determine whether any claim, demand suit or judgment upon any such bonds shall, on the basis of liability, expediency or otherwise, be paid, settled, defended or appealed, and its determination shall be final, conclusive and binding upon the Undersigned.

Section 4 -Evidence of payment. The vouchers or other evidence of any loss paid by the Surety under the bonds shall be taken as prima facie evidence not only against the Undersigned jointly and severally, but as well against their respective heirs, executors, administrators, successors and assigns of the fact and extent of liability under the obligation of the Surety.

Section 5 - Assignment of Indemnitor's property. For the better protection of the Surety, if any bond is executed or issued by the Surety, the Undersigned, and each of them agree to and by these presents, do hereby assign, transfer and convey to the Surety all of their right, title, interest and estate in and to all of their property, real, personal or mixed, wherever situated or of whatever nature in which the Undersigned presently have or may hereafter obtain, an interest including but not limited to the property hereinafter described, such assignment to be effective as of the date hereof, subject to being defeated in the event there is: no abandonment of, or breach, delay, or default in the performance of any obligations contained in or covered by any such bond; no abandonment of, or breach, delay or default in the performance of any of the provisions of this agreement or any other agreement between the surety and any one or more of the Undersigned; no failure or inability on the part of the principal to promptly pay, satisfy or discharge any and all of the obligations which might constitute a possible claim under such bond; no declaration of default by any oblige named in any such bond or by any supplier or subcontractor of said Principal:

(a)  All their right, title and interest in and to all equipment, machinery, tools, plant and materials of every nature and description that may now or hereafter be upon the work, or in, on, or about the site of any work embraced in any contract, covered by any such bond, or elsewhere for the purposes thereof, including all materials purchased, ordered or chargeable to any such contract which may be in progress of manufacture or construction, or in transportation, or in storage elsewhere.

(b)  All their right, title and interest in and to, or growing in any manner out of, any such contract or any extensions, modification, changes or alterations or additions thereto, and all their right, titles and interest in and to all rights, actions, causes of action, claims and demands whatsoever which the Undersigned or any of them have or acquired in any subcontract or purchase order in connection with any such contract, or any and all actions. Causes of actions, claims and demands whatsoever against any material supplier, laborer, or any person, firm or corporation agreeing to furnish labor, material, supplies, machinery, tools or other equipment in connection with or on account of any and all contracts referred to in the bonds: and against any surety or sureties of any subcontractor, laborer, or material supplier.

(c)  All their right, title and interest in and to all monies due or to become due to the Undersigned under any such contracts covered by any such bonds herein or hereinafter applied for including, but not limited to progress payments deferred payments, retained percentages, compensation for extra work and proceeds of damage claims said assignment to be effective as stated above or in the event that the Surety, at its option, shall notify the obliges under any such bonds that this assignment is in force. To implement the foregoing, the Undersigned hereby authorize the Surety to endorse in the name of the payee and to collect any checks, drafts, warrants or other instruments made or issued in payment of any such sums and to disburse the proceeds thereof.

Section 6 -Schedule of property assigned under this agreement. The Surety and its attorneys are hereby authorized, without any reason or cause and without notice to the Undersigned to make schedules of all property assigned under this agreement, and to attach the same hereto at any time, and the same when attached, shall by this reference be incorporated herein and made a part of this agreement, and when any such schedules have been made and attached the Surety and its attorneys are authorized without any reason or cause and without any notice to the Undersigned to file or record a copy of same under any provision of law governing such lies there of, surety may perfect its interest in such property at any time without any reason or cause and without notice to the Undersigned by exercising its power of attorney under Sec. 17 and by executing and recording a Quit Claim Deed or a Financing Statement, or any other similar document in its favor.

Section 7 - Right of Surety to take over and complete the contract. Whenever in the sole opinion of the Surety it should appear to be necessary or advisable (and its decision in the regard shall be conclusive and binding on the Undersigned), or in the event of any breach, delay or default or claim or breach, delay or default asserted by the oblige in any such bond or bonds, or in the event of the death, incompetency, insolvency or bankruptcy of the Undersigned or any of them, or in the appointment of a receiver or trustee for the Undersigned or the properly of the Undersigned, or under the Bankruptcy Laws of the United States, the Surety shall have the absolute right at its option an in its sold discretion, and is hereby authorized to, with or without exercising any other right or option conferred up0on it by law or by the terms of this agreement, enter upon and take possession of all equipment, machinery tool, plant and materials described in paragraph (a) of Section 5 above, and enforce, use and enjoy the possession by any such bond or bonds, and at the expense of the Undersigned to complete or arrange for the completion of the same, and the Undersigned shall promptly upon demand pay to the Surety all expense so incurred, unless the Undersigned can prove the Surety acted in bad faith. Surety in no case shall have any duty to exercise the rights herein conferred, and the Undersigned agree that Surety shall not have any liability to the Undersigned for exercising or not exercising the rights herein conferred.

Section 8 - Right of Surety to obtain information. That any bank, depository, savings and loan association, finance company, material supplier, supply house, or other person, firm or corporation having information concerning the affairs and operation of the Undersigned is hereby authorized to furnish any information, financial or otherwise, requested by the surety concerning any transaction with the Undersigned.

Section 9 - Access to Undersigned's' books and records. At any time and until such time as the liability of the Surety under any and all bonds or undertakings executed for or on the application of the Undersigned is terminated, the SUr3ety shall have the right to free access to all of the books, records and accounts of the Undersigned.

Section 10 - Right of Surety to control the performance by the Principal while the Principal is in control of the work. If it becomes necessary or advisable in the judgment of the Surety to control, administer, operate or manage any or all matters connected with the performance of any contract within the purview of this agreement for the purpose of attempting to minimize any ultimate loss to the Undersigned or the Surety, or for the purpose of enabling Surety to discharge its obligation of suretyship, the Undersigned expressly covenant and agree that such action on the part of the Surety shall be entirely within its rights and remedies under the terms of this agreement and as Surety.

Section 11 - Right of Surety to have Principal treated as trustee and contract funds treated as trust funds. It is understood, agreed and herby expressly declared that all monies due or to become due or to become due under the contract or contracts covered by such bond or bonds are trust funds, whether in the possession of the Principal or otherwise, for the benefit of and for payment of all obligations for labor and material furnished in connection with such contract or contracts for which the Surety would be liable under said bond or bonds and which said trust also inures to the benefit of the Surety such contract or contracts for which the Surety would be liable under said bond or bonds; and which said trust also inures to the benefit of the Surety for any liability and loss it may have or sustain under said bond or bonds; and this agreement and declaration shall a also constitute notice of such trust.

Section 12 - Immediate written notice of suit. If any notice be given or served, or any suit, action other proceeding be commenced, relating to or growing out of the execution of any such bonds, the Undersigned will give or cause to be given immediate written notice thereof, by registered mail, to the Surety, at its home office in Madison, Wisconsin.

Section 13 - Deposits of funds with Surety to cover any reserves. If for any reason the Surety shall be required or at its option and in its sold discretion shall deem it necessary to obtain additional collateral to cover any:

(a)	Judgment, actual or contingent, with interest an costs, in any action instituted against the principal and/or the Surety or,
(b)	Unadjusted claim (s) under the bonds of which the surety has notice, whether in suit or otherwise.
(c)
Loss, costs, attorneys' fees, engineers' fees, investigative charges and other disbursements and expenses in connection with the bonds or in anticipation of loss thereunder, where or not the Surety paid such sums or any part thereof, or

(d)	Any default (s) of the principal or,

(e)
Abandonment of any contracts, failure to comply with any material provision thereof or cease to promptly perform any part of the work required to be performed thereunder, or to pay claims of suppliers of labor, material or services required under such contracts or, liens filed or,

(f)	Liens filed or,
(g)	Disputes with the owner or oblige or,
(h)
For any reason whatever and regardless of any proceedings contemplated or taken by the Principal or the tendency of any appeal, the Undersigned, within 10 calendar days after mailing by the Surety of written demand by registered or certified mail shall deposit with the Surety cash or collateral in the amount demanded to cover the foregoing to be held by the Surety as collateral with the right to use any such funds for any part thereof, at any time, without notice to the Undersigned in payment or compromise of any judgment, claim, liability, loss, bonds or in anticipation of loss thereunder. If Undersigned shall fail to deposit such ash or collateral with the Surety upon such request, the such cash or collateral and Undersigned shall be obligated to pay the Surety its reasonable cost, charges and expenses including counsel fees, incident to such litigation.

The Surety is hereby irrevocably authorized by Undersigned to release or return to Undersigned any part of such cash or collateral at any time, without prejudice to any of the Surety's present or future rights, remedies and defenses against Undersigned.

Any notice or demand hereunder shall be sufficient if sent by registered mail or certified mail to Undersigned at eh address stated in this instrument or the address last known to the Surety.

Section 14 - Waiver of Exemptions. Each of the Undersigned does, jointly and severally, bind his or her property and does hereby Release and abandon, as to the Surety all right to claim any property, including their homesteads, as exempt form levy execution sale or other legal process under the law of any stat, province or other government, as against the rights of the Surety to proceed against the Undersigned for indemnity hereunder.

Section 15 - Indemnity agreement not to limit rights of Surety. This agreement shall not nor shall acceptance by the Surety of payment for its surety ship, nor agreement to accept, nor acceptance by it at any time of other security, nor assent by it to any act of the Undersigned, or of any person or remedy which the Surety otherwise might or may have, acquire, exercise or enforce, nor create any liability on the part of the Surety which would not exist were this agreement not executed.

Section 16 - Amendment not to release Indemnitors. No act or omission of the Surety in modifying, amending, limiting or extending any obligations executed by the Surety shall in any wise affect the liability of the Undersigned hereunder, not shall they be released from this obligation by reason thereof, and the Undersigned agree that the Surety may alter, change of modify, amend, limit or extend any obligation, and may execute renewal thereof, , or other and new obligations in its place or in lieu thereof or otherwise and without notice to the Undersigned, notice being expressly waived, and in any such case the Undersigned shall be liable to the Surety as f fully and to the same extent on account of any such altered, changed, modified, and as often as made, as fully as if such and or obligation were described at length herein, and such liability shall continue until termination by the written consent of the Surety and by each of the Undersigned.

Section - 17 Releasing Indemnitors. Written request must be made to the Surety for release.

Section 18 - Appointment of Surety as attorney-in-fact of Indemnitors. The Surety shall have and may exercise, in the name of the Undersigned of otherwise, any right or remedy or demand which the Undersigned may have for the recovery of any sums paid by the Surety because of the bonds, and any renewals or extensions, together with all other rights and remedies and demands which the Undersigned may have. The Undersigned hereby assign these rights, remedies and demands to the Surety with full power in the name of the Undersigned or otherwise, to do anything which the Undersigned might do, if personally present and if this instrument were not executed. The Undersigned hereby appoint Surety their attorney for that purpose. The Undersigned also hereby irrevocably nominate, appoint and designate the Surety, and its officers, agents and employees, as their attorney-in-fact, with the right, but not the obligation, to exercise all of the rights and interested in property of the Undersigned assigned and transferred to subordination agreements, financing statements and assignments) deemed necessary by the Surety in order to give full effect to the intent and meaning of this assignment. The Undersigned herby ratify and confirm all acts to be taken by the Surety as attorney-in-fact. The Surety shall also have the right to fill in any blanks in this agreement, or otherwise complete in on behalf of the undersigned. It is not intended by this assignment that the Surety shall be obligated to perform or discharge, or that it undertake, assume or become liable for performance or discharge of any of the terms, covenants or conditions on the part of the Undersigned to be kept and performed in connection with the matters and things assigned herein.

Section 19 - Waiver of notice. The Undersigned agree that the Surety shall have no duty to notify them f any act, fact or information concerning or affecting their rights and liabilities, either because of bonds furnished to the Principal or for any other reason; and further, the Undersigned, having full knowledge of all existing rights and intending hereby to voluntarily relinquish them, hereby waives service of any notice with respect to said rights and liabilities.

Section 20 - Rights of co-sureties or reinsurers. In the event the Surety executes any bonds with co-sureties or reinsures any portion of the bonds with Reinsuring Companies or procures the execution of said bonds, the Undersigned agree that all the terms and conditions of this agreement shall apply and operate for the benefit of the Surety, the co-sureties, the Reinsuring Companies and the procured sureties.

Section 21 - Liability for loans to Principal. It is agreed that the Surety may in its sole discretion loan or advance money to the Principal to be used in the furtherance of any contract referred to or guaranteed by any bond and each and all of the Undersigned shall be liable and responsible to the Surety for all monies so loaned or advanced whether properly used by the Principal or not, and all costs, attorneys' fees and expenses incurred by the Surety in relation thereto, unless repaid by the Principal with legal interest when due; and such monies, costs, fees and expenses shall be deemed to constitute a "loss" under the terms of this agreement and not a voluntary payment.

Section 22 - Settlement with one Indemnitor without releasing the others. In the event of any claim or demand made by the Surety against the Undersigned by reason of the execution of any bonds, the Surety is expressly authorized to settle with one or more of the Undersigned individually and without reference to the others, and such settlement shall not affect the liability of any of the other parties included in the designation "Undersigned". The Undersigned expressly waive the right to be discharged and released by reason of the release of one or more of the joint debtors, and consent to any settlement.

Section 23 - Acts with respect to security. If the Surety shall at any time hold or have rights in or to security or indemnity, whether or not the same is specified herein, the Surety may release it or act otherwise or fail to act in relation thereto; without affecting the obligations of the Undersigned.

Section 24 - Release of Surety. The Surety may at any time hereafter take such steps as it may deem necessary or proper to obtain its release from any and all liability under any bonds, and to secure and further indemnify itself against loss, and all damages and expenses which the Surety may sustain or incur, or be put to, in obtaining such release, or in further securing itself against loss, shall be borne and paid by the Undersigned. In addition, the Undersigned will, on request of the Surety, procure the discharge of the Surety from any such bond, and from all liability by reason thereof. Such request may be made and such discharge procured whether or not the Principal is in default or any undertaking underwritten by the Surety.

Section 25 - Execution of bonds. The Surety may regard a written request signed by the Undersigned and addressed to the Surety or any of its agents as authority for the Surety to execute the bond specified in the request. Any bond executed upon such authority shall be embraced in the indemnity hereby given, but the Surety does not guarantee the prompt issuance of such bonds upon such request nor their acceptance by the obligee(s) named therein and reserves the right to decline to execute any bond of any kind. Such declination shall not diminish or alter the liability that may arise by reason of having executed a bid or proposal bond.

Section 26 - Action by Surety. Suits may be brought hereunder as causes of action may accrue, and the brining of one or more suits or the recovery of judgments shall not prejudice or bar the bringing of suits upon other causes of action.

Section 27 - Exercise of rights under agreement without liability. The Surety, and its officers, directors, agents, servants, employees and attorneys, shall not be liable to the Undersigned for any damages or injuries that may be sustained by them, caused by or arising out of any action taken, or statements, verbal, written or otherwise, made in good faith by the Surety in exercising or attempting to exercise any of its rights or privileges under this agreement or under any other agreement between the Surety and any one or more of the Undersigned, or under law or in equity, or under or relating to any bonds executed by the Surety.

Section 28 - Waiver of defects or invalidity. In case the execution hereof by any of the Undersigned may be defective or invalid for any reason, such defect or invalidity shall not in any manner affect the validity of this obligation or the liability hereunder of any other of the Undersigned. Invalidity of any provision of this agreement by reason of the laws of any state or for any other reason shall not render the other provisions invalid.

Section 29 - Liberal construction. This obligation shall be liberally construed so as to fully protect and indemnify the Surety.

Section 30 - Changes and modifications. This instrument may not be changed or modified orally. No change or modification shall be effective unless made by written endorsement issued to form a part hereof.

Section 31 - Miscellaneous. Execution of any application for any bond by Principal, or of any other indemnity agreement by Principal or by any Indemnitor for Principal, shall in no way be deemed to abrogate, waive or diminish any rights of Surety under this agreement.

NOTE: -Notarized signatures of any Principal, Individual and of any spouse of any of the Undersigned are required.

Corporation/Partnership/Proprietorship/Limited Liability Corporation

ABC ROOFING COMPANY, INC.

/s/ Charles D. Selle	(SEAL)			(SEAL)
Charles D. Selle, President

	(SEAL)			(SEAL)

Indemnitors

LAPOLLA INDUSTRIES, INC.

/s/ Charles D. Selle			/s/ Billi Jo Hagan, President
Charles D. Selle, Individually			Billi Jo Hagan, President

/s/ Daniel P. Schroff
Daniel P. Schroff, Individually

/s/ Betty Selle
Betty Selle

Surety

CAPITAL INDEMNITY CORPORATION

Attest:			By:

Individual Acknowledgement

State of Arizona	)
) ss.
County of Maricopa	)

On April 18  2002, before me personally appeared Charles D. Selle, Daniel P. Schroff, Betty Selle known to me to be the person(s) described in and who executed this instrument before me.

8-15-04	/s/ Crysta M. Geranen
My Commission Expires	Notary Public
NOTARY PUBLIC [SEAL] STATE OF ARIZONA Maricopa County CRYSTA M. GERNAN My Commission Expires August 15, 2004

Corporation/Partnership/Proprietorship/Limited Liability Corporation

State of Arizona	)
) ss.
County of Maricopa	)

On April 18  2002, before me personally appeared Charles D. Selle  and did state that he is the President of ABC ROOFING COMPANY, INC. described in and are known to me to be the person(s) who executed this instrument.

8-15-04	/s/ Crysta M. Geranen
My Commission Expires	Notary Public
NOTARY PUBLIC [SEAL] STATE OF ARIZONA Maricopa County CRYSTA M. GERNAN My Commission Expires August 15, 2004

Corporation/Partnership/Proprietorship/Limited Liability Corporation

State of Arizona	)
) ss.
County of Maricopa	)

On April 18  2002, before me personally appeared Billi Jo Hagan  and did state that she is the President of LAPOLLA INDUSTRIES, INC. described in and are known to me to be the person(s) who executed this instrument.

8-15-04	/s/ Crysta M. Geranen
My Commission Expires	Notary Public
NOTARY PUBLIC [SEAL] STATE OF ARIZONA Maricopa County CRYSTA M. GERNAN My Commission Expires August 15, 2004